EXHIBIT 4.2

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                          DVI FINANCIAL SERVICES INC.,
                            CONTRIBUTOR AND SERVICER

                                       AND

                            DVI RECEIVABLES CORP. XIX




                      CONTRIBUTION AND SERVICING AGREEMENT




                             Dated as of May 1, 2003






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ALL RIGHTS IN AND TO THIS AGREEMENT ON THE PART OF DVI RECEIVABLES CORP. XIX
HAVE BEEN ASSIGNED TO DVI RECEIVABLES XIX, L.L.C. AND REASSIGNED AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, UNDER THE INDENTURE DATED AS OF MAY 1, 2003 FOR THE BENEFIT OF THE PERSONS REFERRED TO THEREIN.

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


                                TABLE OF CONTENTS

                                                                                                              PAGE



SECTION 1.        CAPITAL CONTRIBUTION...........................................................................3
         1.01     Contribution...................................................................................3
SECTION 2.        REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE CONTRIBUTOR.......................6
         2.01     Corporate Organization and Authority...........................................................6
         2.02     Business and Property..........................................................................7
         2.03     Equipment and Contracts........................................................................7
         2.04     Contract Schedule.............................................................................12
         2.05     Pending Litigation............................................................................13
         2.06     No Material Event.............................................................................13
         2.07     Transactions Legal and Authorized.............................................................13
         2.08     Governmental Consent..........................................................................13
         2.09     Compliance with Law...........................................................................14
         2.10     Ordinary Course; No Insolvency................................................................14
         2.11     Assets and Liabilities........................................................................14
         2.12     Fair Consideration; Valid Sale................................................................14
         2.13     Ability to Pay Debts..........................................................................15
         2.14     Bulk Transfer Provisions......................................................................15
         2.15     Tax Returns...................................................................................15
         2.16     Transfer Taxes................................................................................15
         2.17     Principal Executive Office....................................................................16
         2.18     Legal Name....................................................................................16
         2.19     Servicing Provisions Customary................................................................16
         2.20     Defaults......................................................................................16
         2.21     ERISA.........................................................................................16
         2.22     All Filings Made..............................................................................16
         2.23     Nonconsolidation..............................................................................17
         2.24     All Representations and Warranties True.......................................................18
         2.25     Prospectus Supplement.........................................................................18
         2.26     Insurance.....................................................................................18
         2.27     No Bankruptcy Petition Against the Transferor, the Managing Member or the Issuer..............18
         2.28     Delivery of Obligor Contact Information.......................................................19
SECTION 3.        REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE TRANSFEROR.......................19
         3.01     Transferor Organization and Authority; Subsidiaries...........................................19
         3.02     Due Authorization and No Violation............................................................19
         3.03     No Litigation.................................................................................19
         3.04     Principal Office..............................................................................20
         3.05     Tax Returns...................................................................................20
         3.06     Solvency......................................................................................20
         3.07     Approvals.....................................................................................20
         3.08     Nonconsolidation..............................................................................20
SECTION 4.        ADMINISTRATION OF CONTRACTS...................................................................21
         4.01     Servicer to Act...............................................................................21

                                      -i-

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         4.02     Contract Amendments and Modifications; Repurchase of Contracts by Servicer....................22
         4.03     Contract Defaults; Residual Realizations......................................................23
         4.04     Costs of Servicing; Servicer's Fee............................................................24
         4.05     Other Transactions............................................................................25
         4.06     Collection of Moneys..........................................................................25
         4.07     Voluntary Termination.........................................................................26
SECTION 5.        SERVICER ADVANCES; REPURCHASE OF CONTRACTS....................................................26
         5.01     Servicer Advances.............................................................................26
         5.02     Indemnification...............................................................................26
         5.03     Repurchase and Substitution of Contracts; Other Payments......................................27
SECTION 6.        INFORMATION TO BE PROVIDED....................................................................28
         6.01     Monthly Servicer Report.......................................................................28
         6.02     Tax Reporting and Treatment...................................................................28
         6.03     Other Information.............................................................................29
         6.04     Annual Independent Certified Public Accountant's Report.......................................29
         6.05     Payment Advices...............................................................................29
SECTION 7.        SUBSTITUTION OF CONTRACTS.....................................................................30
         7.01     Substitution..................................................................................30
         7.02     Notice of Substitution........................................................................32
         7.03     Contributor's and Servicer's Subsequent Obligations...........................................32
         7.04     Usage of Predecessor Contracts in Calculations................................................32
SECTION 8.        THE SERVICER..................................................................................33
         8.01     Corporate Existence of the Servicer...........................................................33
         8.02     Limitation on Liability of the Servicer and Others............................................33
         8.03     Servicer Not to Resign or be Removed..........................................................34
         8.04     Financial and Business Information............................................................34
         8.05     Officer's Certificates........................................................................35
         8.06     Inspection....................................................................................35
         8.07     Servicer Records..............................................................................35
         8.08     Insurance.....................................................................................35
         8.09     No Bankruptcy Petition Against the Transferor, the Managing Member or the Issuer..............36
         8.10     Fidelity Bond and Errors and Omissions Insurance..............................................36
         8.11     Activities of the Managing Member.............................................................36
SECTION 9.        THE CONTRIBUTOR...............................................................................36
         9.01     Corporate Existence of the Contributor........................................................36
         9.02     Financial and Business Information............................................................37
         9.03     Inspection....................................................................................37
         9.04     No Bankruptcy Petition Against the Managing Member, the Transferor or the Issuer..............38
         9.05     Accounts, Books and Records...................................................................38
         9.06     Tax Returns...................................................................................38
         9.07     Insurance.....................................................................................39
         9.08     Protection of Right, Title and Interest.......................................................39

                                      -ii-

         9.09     Other Liens or Interests......................................................................39
         9.10     Costs and Expenses............................................................................40
SECTION 10.       EVENTS OF DEFAULT.............................................................................40
         10.01    Servicer Events of Default....................................................................40
         10.02    Termination...................................................................................41
         10.03    Trustee to Act; Appointment of Successor......................................................42
         10.04    Servicer to Cooperate.........................................................................43
         10.05    Remedies Not Exclusive........................................................................43
         10.06    Waiver of Past Defaults.......................................................................43
SECTION 11.       ASSIGNMENT....................................................................................43
         11.01    Assignment to Trustee.........................................................................43
         11.02    Assignment by Contributor or Servicer.........................................................44
SECTION 12.       NATURE OF CONTRIBUTOR'S OBLIGATIONS AND SECURITY THEREFOR.....................................44
         12.01    Contributor's Obligations Absolute............................................................44
         12.02    Power of Attorney.............................................................................45
SECTION 13.       MISCELLANEOUS PROVISIONS......................................................................45
         13.01    Sale..........................................................................................45
         13.02    Amendment.....................................................................................45
         13.03    Waivers.......................................................................................46
         13.04    Notices.......................................................................................46
         13.05    Costs and Expenses............................................................................48
         13.06    Third Party Beneficiaries.....................................................................48
         13.07    Survival of Representations...................................................................48
         13.08    Confidential Information......................................................................48
         13.09    Headings and Cross-References.................................................................48
         13.10    GOVERNING LAW.................................................................................48
         13.11    Consent to Jurisdiction.......................................................................48
         13.12    Counterparts..................................................................................49
         13.13    Statutory References..........................................................................49
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                                      -iii-

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                      CONTRIBUTION AND SERVICING AGREEMENT

                  This Agreement is made and dated as of May 1, 2003, by and between DVI FINANCIAL SERVICES INC., a Delaware corporation ("DVI"), as contributor (in such capacity, the "CONTRIBUTOR") and servicer (in such capacity, the "SERVICER") hereunder, and DVI RECEIVABLES CORP. XIX, a Delaware corporation (the "TRANSFEROR").

                                    RECITALS

                  A. Pursuant to this Agreement, the Contributor is contributing and assigning to the Transferor, (i) all right, title and interest of the Contributor in, to and under, inter alia, a pool of non-cancelable Finance Leases, Fair Market Value Leases, Leveraged Lease Loans, Lease Receivable Purchases and Secured Equipment Notes described in Exhibit A hereto (ii) certain payments and proceeds received relating to the Contracts that are payable after the Cut-Off Date and (iii) an interest in each item of underlying Equipment that is subject to each Contract described in Exhibit A hereto. The Contributor may contribute and assign certain Substitute Contracts and an interest in the Equipment related thereto and certain other related payments and proceeds in accordance with the terms of this Agreement.

                  B. Pursuant to the Subsequent Contract Transfer
Agreement (the "SCTA"), dated as of May 1, 2003, by and between the Transferor and the Issuer, the Transferor is transferring to the Issuer all of its right, title and interest in and to the Company Assets.

                  C. Pursuant to the Sale Agreement (the "DVI Funding Sale Agreement") dated as of May 1, 2003, among the Issuer, the Transferor, DVI Funding Corporation, DVI Funding, L.L.C., and DVI Financial Services Inc., DVI Funding L.L.C. will transfer to the Issuer all of its right, title and interest in, to and under the Contracts listed on Exhibit A thereto and the other Sold Borrower Property (as defined in the DVI Funding Sale Agreement) and DVI Funding Corporation will transfer to the Transferor all of its right, title and interest in, to and under the Sold Company Assets (as defined in the funding Sale Agreement). Pursuant to the Sale Agreement (the "DVI XV Sale Agreement), dated as of May 1, 2003, among the Issuer, the Transferor, DVI Receivables XV Corp., DVI Receivables XV, L.L.C., and DVI Financial Services Inc., DVI Receivables XV, L.L.C. will transfer to the Issuer all of its right, title and interest in, to and under the Contracts listed on Exhibit A thereto and the other Sold Trust Property (as defined in the DVI XV Sale Agreement) and DVI Receivables XV Corp. will transfer to the Transferor all of its right, title and interest in, to and under the Sold Company Assets (as defined in the DVI XV Sale Agreement). The Contracts transferred to the Issuer pursuant to the Funding Sale Agreement and the DVI XV Sale Agreement (each a "Sale Agreement" and together the "Sale Agreements") were originated by DVI.

                  D. Pursuant to the Indenture (the "DVI XIX Indenture"), dated as of May 1, 2003, the Issuer is issuing its Asset-Backed Securities (the "Notes"). Pursuant to the Indenture, the Issuer is granting to the trustee thereunder (the "Trustee"), for the benefit and security of the Swap Providers and the holders from time to time of the Notes, a security interest in the Trust Property, which includes, inter alia, all right, title (other than ownership of any Equipment) and interest of the Transferor, DVI Funding, L.L.C., and DVI Receivables XV, L.L.C. in, to and under the Contracts, the Equipment and this Agreement.

                  E. In connection with the contribution and assignment of such Contracts and the transfer of an interest in the related Equipment, the Contributor agrees to undertake certain obligations set forth herein.


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                  F. In consideration for the Servicing Fee and other amounts as more particularly set forth herein, the Servicer agrees to undertake certain obligations set forth herein.

                  G. Capitalized terms used but not defined herein shall have the respective meanings set forth in Appendix I hereto.




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                                   AGREEMENTS

SECTION 1.        CAPITAL CONTRIBUTION

                  1.01 CONTRIBUTION.

                  (a) Upon the terms and conditions herein set forth, the Contributor hereby agrees to transfer, assign and contribute, on one or more Contract Transfer Dates (or, in case of any Substitute Contracts, the related Substitution Date), without recourse except as set forth herein, all right, title and interest in and to the Contributed Property. The Transferor assumes all of the obligations under the Contracts arising after the related Cut-Off Date. All funds which are part of the Contributed Property and which are received by DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C. or the Contributor under or in connection with the Contracts that are payable after the applicable Cut-Off Date shall be received, held and applied by such Person in trust for the benefit of the Transferor as owner of the Contracts.

                  (b) After giving effect to such contribution, the ownership of each Contract will be vested in the Transferor (and the Issuer as its assignee). On each Contribution Date, the Contract Files and any other documents relating to the Contracts and the other Contributed Property that are delivered as part of the Contributed Property or as incidental thereto shall be delivered to the Trustee and held in trust by the Trustee for the benefit of the Noteholders and the Swap Providers. The Contributor agrees to take no (and to not permit DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C. or any of its subsidiaries to take any) action inconsistent with the ownership (by the Transferee and the Issuer, as its assignee) of the Contracts and the other Contributed Property, to promptly indicate to all parties with a valid interest inquiring as to the true ownership of the Contracts and the other Contributed Property, that the Contracts and the other Contributed Property have been transferred and assigned to the Transferor (and the Issuer as its assignee) and to claim no ownership interest in the Contracts and the other Contributed Property. Nothing contained in this Agreement shall affect in any respect the rights of the Contributor, its successors and assigns, to deal in any Unrelated Property.

                  (c) The Servicer shall take, or cause to be taken, such actions and execute such documents as are necessary to protect the Trustee's interest in the Contracts, security interest in the Equipment and the other Trust Property against all other Persons, including, without limitation, the following: (i) in the case of the Contracts, on or before the Closing Date (or, in case of any Substitute Contracts, the related Substitution Date), (A) filing UCC-1 financing statements naming the Contributor as debtor, the Trustee as secured party, and the Transferor and the Issuer as intermediate secured parties, and the Contracts as collateral, in the jurisdiction in which the Contributor is "located" (as defined in the UCC), (B) UCC-1 financing statements naming the Transferor as debtor, the Issuer as intermediate secured party, the Trustee as the secured party and the Contracts as collateral, in the jurisdiction in which the Transferor is "located" (as defined in the UCC), (C) filing UCC-1 financing statements naming the Issuer as debtor and the Trustee as secured party in the jurisdiction in which the Issuer is "located" (as defined in the UCC), and (D) filing UCC-3 termination statements or releases from lenders, if any, with liens on the Contracts; (ii) in the case of the assignment or grant of its interests in the

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Equipment, within thirty, days after the Closing Date (or, in case of any
Substitute Contracts, the related Substitution Date), (A) with respect to a security interest in Equipment (other than Equipment for which the Original Equipment Cost is less than $25,000), filing UCC financing statements naming the Obligor as debtor, the Contributor as intermediate secured party, the Trustee, as the secured party and the Equipment as collateral, in the jurisdiction in which the Obligor is "located" (as defined in the UCC), (B) with respect to the Contributor's interest in the Equipment related to DVI Fair Market Value Leases, filing precautionary UCC-1 financing statements (i) naming the Contributor, DVI Funding Corporation or DVI Receivables Corp., XV, as the case may be, as debtor, the Transferor as secured party, and the Issuer as assignee of secured party, and the Equipment as collateral, in the jurisdiction in which debtor is "located" as defined in the UCC), (ii) naming the Transferor as debtor, the Issuer as intermediate secured party, and the Trustee, as the secured party, and the Equipment as collateral, in the jurisdiction in which the Transferor is "located" (as defined in the UCC), (iii) naming the Issuer as debtor and the Trustee as secured party, and the Equipment as collateral, in the jurisdiction in which the Issuer is "located" (as defined in the UCC), (C) with respect to the Contributor's interest in the Equipment related to Fair Market Value Leases other than DVI Fair Market Value Leases, filing UCC-1 financing statements (i) naming the originator as debtor, the Contributor as secured party and DVI's interest in the Equipment as collateral, in the jurisdiction in which the originator is "located" (as defined in the UCC), (ii) naming the Contributor, DVI Funding Corporation or DVI Receivables Corp., XV, as the case may be, as debtor, the Transferor as intermediate secured party, and the Trustee as the secured party, and the related Equipment as collateral, in the jurisdiction in which the debtor is "located" (as defined in the UCC), (iii) naming the Transferor as debtor, the Issuer as intermediate secured party, and Trustee, as the secured party, and the related Equipment as collateral, in the jurisdiction in which the Transferor is "located" (as defined in the UCC), (iv) naming the Issuer as debtor, and the Trustee, as secured party and the related Equipment as collateral, in the jurisdiction in which the Issuer is "located" (as defined in the UCC), (D) with respect to all Contracts other than Fair Market Value Leases, filing UCC-1 financing statements naming the Transferor as debtor, the Trustee as secured party, the Issuer as intermediate secured party, and the Transferor's security interest in the Equipment as collateral in the jurisdiction in which the Transferor is "located" (as defined in the UCC), (E) filing UCC-3 assignments of any "precautionary" filings naming the Obligor as debtor, the Contributor, DVI Funding Corporation or DVI Receivables Corp., XV, as the case may be, as secured party, the Trustee, as assignee of the secured party and the Equipment as collateral (other than Equipment for which the Original Equipment Cost is less than $25,000), in the jurisdiction in which the Obligor is "located" (as defined in the UCC), (F) with respect to Equipment subject to Leveraged Lease Loans or Lease Receivable Purchases, filing UCC-3 assignments naming the Obligor as debtor, the Contributor, DVI Funding Corporation or DVI Receivables Corp., XV, as the case may be, as intermediate secured party, the Trustee, as the secured party and the Equipment as collateral, in the jurisdiction in which the Obligor is "located" (as defined in the UCC), (G) filing UCC-3 termination statements or releases from lenders, if any, with liens on the Equipment, in the jurisdiction in which the originator is "located" (as defined in the UCC), (H) with respect to any Equipment for which a certificate of title has been issued, making an application for (1) transfer of ownership of the Transferor, where applicable and (2) notation of lien on each such certificate of title indicating the interest of the Trustee, (I) filing UCC assignments with respect to each Contract acquired from a third party, naming such person as debtor/seller, the Contributor, DVI Funding L.L.C. or DVI Receivables XV L.L.C., as the case may be, as intermediate secured party/purchaser, the Trustee as the secured party and such acquired contracts as collateral, in the jurisdiction in which the debtor/seller is "located" (as defined in the UCC), (J) filing UCC assignments with respect to each Leveraged Lease Loan or Lease Receivable Purchase, naming the related Obligor as debtor, the Contributor, DVI Funding L.L.C. or DVI Receivables XV L.L.C., as the case may be, as intermediate secured party, the Trustee as the secured party and the related underlying equipment lease as collateral, in the jurisdiction in which the Obligor is "located" (as defined in the UCC), (K) delivering a certificate certifying that it has (1) made the filings of UCC financing statements set forth above and certifying that copies of such UCC financing statements are on file with the Trustee, (2) made the applications set forth above and attaching copies of such applications and (3) completed the filing of the UCC financing statements required under the Sale Agreements. Thereafter, the Contributor promptly shall file such additional UCC financing statements, continuation statements and assignments and cause to be made such notations on certificates of title with respect thereto as may be necessary because of equipment replacements in accordance with the provisions of any Contract, or otherwise so that the interest of the Trustee in (x) each of the Contracts, (y) the Equipment which is subject to the Contracts and (z) the remainder of the Trust Property will be perfected by such filings with the appropriate UCC filing offices and/or notations on the appropriate certificates of title. All of the foregoing actions in Section 1.01(c) are herein sometimes referred to collectively as the "Collateral Protection Requirements".

                  (d) If (i) any change in any of the Contributor's name, structure or the location of its jurisdiction of organization occurs, then the Contributor shall deliver not less than thirty (30) days' prior written notice of such change or relocation to the Transferor, the Swap Providers and the Trustee and (ii) no later than sixty (60) days after the effective date of such change or relocation, shall file such amendments or statements as may be required to preserve and protect the Transferor's, the Issuer's and the Trustee's interest in the Contracts, the Equipment (in accordance with the Collateral Protection Requirements) and the other Trust Property. The Contributor shall pay all filing fees or taxes payable in respect of any UCC financing or continuation statements required to be filed pursuant to this
Section 1.01(d).

                  (e) On or prior to the Closing Date or the related Substitution Date, as applicable, the Contributor shall deliver to the Trustee the sole original, manually executed counterpart of each Contract that constitutes "chattel paper" (or, if the original Contract is in the form of a schedule or supplement to a master lease or loan, all original counterparts of such schedule or supplement previously in the possession of the Contributor or the Transferor together with a true and correct copy of such master lease or loan) or an "instrument". The Contributor will cause its accounting records to be clearly and unambiguously marked to show that such Contract has been transferred by the Contributor to the Transferor, and by the Transferor to the Issuer, and then pledged by the Issuer to the Trustee for the benefit of the Noteholders and the Swap Providers.

                  (f) DVI hereby confirms that the transfers contemplated by the Contribution and Servicing Agreement, dated as of May 5, 2003, between DVI and DVI Funding Corporation (the "DVI FUNDING CONTRIBUTION AGREEMENT") and the Contribution and Servicing Agreement, dated as of June 21, 2001, between DVI and DVI Receivables Corp. XV (the "DVI XV CONTRIBUTION AGREEMENT") are intended as transfers, assignments, conveyances and sales of all of the "Contributed Property" (as defined in the DVI Funding Contribution Agreement or the DVI

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XV Contribution Agreement, as the case may be) transferred thereunder and subsequently transferred to the Company under the DVI Funding Sale Agreement and the DVI XV Sale Agreement. In the event, for any reason, and solely in such event, that the transfers under the DVI Funding Contribution Agreement and the subsequent transfer to the Company under the DVI Funding Sale Agreement or the transfers under the DVI XV Contribution Agreement and the subsequent transfer to the Company under the DVI XV Sale Agreement are construed by any court or regulatory authority as not effecting a transfer, assignment, conveyance and sale of any or all of the "Contributed Property" (as defined in the DVI Funding Contribution Agreement or the DVI XV Contribution Agreement, as the case may be) transferred under such contribution agreements and sale agreements, then DVI shall be deemed to have hereby transferred to the Company, under this Agreement, any such property construed as not being transferred, assigned, conveyed and/or sold and as set forth in Exhibit A to the DVI Funding Sale Agreement or Exhibit A to the DVI XV Sale Agreement.

     SECTION 2. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE
                CONTRIBUTOR

                  The Contributor (in its capacity as such and as the initial Servicer under this Agreement) hereby represents and warrants to the Transferor and covenants and agrees with the Transferor for the benefit of the Transferor, the Issuer, the Trustee, the Swap Providers and the Noteholders with respect to the Initial Contracts, as of the Closing Date and, with respect to any Substitute Contracts (except for Sections 2.02 and 2.25) as of each Substitution Date (unless otherwise indicated herein):

                  2.01 CORPORATE ORGANIZATION AND AUTHORITY. The Contributor (in its capacity as such and as the initial Servicer under this Agreement):

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted (except where the failure to have such licenses and permits could not individually or in the aggregate have a material adverse effect on the business or condition (financial or otherwise) of the Contributor or impair the enforceability of any Contract) and to enter into and perform its obligations under this Agreement and each Transaction Document to which it is a party and the transactions contemplated hereby, including performance of the duties of the Servicer and the Contributor hereunder;

                  (c) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary (except where the failure to be so qualified or in good standing could not individually or in the aggregate have a material adverse effect on the Trust Property or the business or condition (financial or otherwise) of the Contributor or impair the enforceability of any Contract); and

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                  (d) has duly executed and delivered this Agreement and each
Transaction Document to which it is a party and all other documents delivered in connection herewith, and this Agreement and each Transaction Document to which it is a party are each the legal, valid and binding obligation of the Contributor enforceable in accordance with the terms hereof except as enforcement of such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles (regardless of whether such enforceability is in a proceeding in equity or at law).

                  2.02 BUSINESS AND PROPERTY. The Prospectus Supplement (the "Prospectus Supplement") dated May 16, 2003, to the Prospectus, dated May 16, 2003, correctly describes in all material respects the Initial Contracts and the general nature of the business of the Contributor.

                  2.03 EQUIPMENT AND CONTRACTS.

                  (a) As to each Contract:

                  (i) (A) immediately prior to the transfers and conveyances set forth herein, the Contributor will be the sole owner of, and have good and marketable title to, the subject Contracts. With respect to any Finance Lease, Leveraged Lease Loan, Secured Equipment Note or Lease Receivable Purchase, the Contributor will have a valid first priority security interest in the equipment lease and the Equipment that has been pledged as collateral security for such Leveraged Lease Loan, Fair Market Value Lease or Lease Receivable Purchase and (with respect to each Fair Market Value Lease) a valid first priority ownership interest in such Contract and the related equipment subject thereto in accordance with the Collateral Protection Requirements; (B) immediately prior to the transfers and conveyances set forth herein, the Contributor will have acquired either good title to each item of Equipment or, with respect to the Equipment that is the subject of a Secured Equipment Note, Lease Receivables Purchase, Finance Lease or a Leveraged Lease Loan, a valid first priority perfected security interest therein from the related Obligor in accordance with the Collateral Protection Requirements (except for Equipment for which the Original Equipment Cost is less than $25,000). Immediately prior to such date, with respect to each item of Equipment related to Fair Market Value Leases, the Contributor will have paid in full to the manufacturer or supplier or Obligor, as the case may be, the purchase price and any related charges in connection with the acquisition of such Equipment; (C) upon the transfer to the Transferor by the Contributor of the Contributor's interest in the Contracts and its interest in the Equipment pursuant to Section 1 hereof, the Transferor will, after giving effect to the provisions of
     Section 1.01(d), have a valid first priority perfected ownership interest in, and have good title to the Contributed Property including the Contracts and either a valid first priority, security, interest in the Contributor's interest in the Equipment (except for Equipment for which the Original Equipment Cost is less than $25,000) which shall be a first priority security interest in accordance with the Collateral Protection Requirements, or, with respect to Fair Market Value Leases, an ownership interest in the related Equipment subject to any Contract; at such time, the Contracts and the Transferor's interest in the Equipment will be free and clear of all Liens other than the rights of each Obligor under the Contract to which such Obligor is a party and Liens to be discharged on the Closing Date; and there

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     will be no delinquent taxes or other outstanding charges affecting the
     Equipment which are or may be Liens;

          (ii) each of the Contracts is a legal, valid and binding full recourse obligation of the related Obligor, enforceable by the Contributor (and its designee) against such Obligor in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equitable principles, and is in full force and effect, and any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending and equal credit opportunity laws applicable to the origination, enforceability or assignment of each Contract have been complied with; and the Contributor has no knowledge of any challenge, dispute or claim by the Obligor under or affecting any Contract or of the bankruptcy or the insolvency of any such Obligor;

          (iii) the obligation of each Obligor to pay Contract Payments under each of its related Contract(s) throughout the term thereof is and will be unconditional, without any right of set-off by such Obligor and without regard to any event affecting the Equipment, the obsolescence of any Equipment, any claim of such Obligor against the Contributor or any change in circumstance of such Obligor or any other circumstance whatsoever;

          (iv) the Contributor has no knowledge that any item of the Equipment has suffered any loss or damage except for such Equipment that has been restored to its original condition, ordinary wear and tear excepted;

          (v) each Contract requires the Obligor thereunder to (1) maintain insurance covering damage to, destruction or theft of the Equipment subject thereto in an amount at least equal to the remaining Discounted Contract Balance of such Contract and (2) pay any taxes associated with the use or ownership, as the case may be, of the Equipment subject thereto;

          (vi) as of the Cut-Off Date, (A) no Contract had a remaining term of more than 85 months, (B) no Contract Payment under any Contract is delinquent for more than sixty (60) days and (C) no event of default has occurred and is continuing under any Contract;

          (vii) there will be no facts or circumstances existing as of the time of the transfer pursuant to this Agreement which give rise, or would give rise at any time in the future, to any right of rescission, offset, counterclaim or defense, including the defense of usury, to the obligations of any Obligor, including the obligation of such Obligor to pay all amounts due with respect to any Contract and neither the operation of any of the terms of any Contract or the exercise of any right thereunder will render such Contract unenforceable in whole or in part or subject to any right of rescission, offset, counterclaim or defense, including the defense of usury, and no such right of rescission, offset, counterclaim or defense has been asserted with respect thereto;

          (viii) no Contract has been amended, altered or modified in any respect and no provision of any Contract has been waived, except in writing and copies of all such writings are attached to the Contract delivered to the Transferor;

          (ix) no Obligor has been released, in whole or in part, from any of its obligations in respect of a Contract; no Contract has been satisfied, cancelled or subordinated, in whole or in part, or rescinded, and no Equipment has been released from the related Contract, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

          (x) each Contract is in substantially one of the forms included as Exhibit G to this Agreement and no Contract shall have been the subject of any refinancing of the terms and provisions thereof due to delinquencies under a prior lease, security agreement or loan with the same Obligor relating to the Equipment;

          (xi) no Contract permits a prepayment by the Obligor for an amount less than the then outstanding Discounted Contract Balance thereof;

          (xii) no right of the Contributor with respect to an Obligor's failure to pay all rent due under any Contract has been waived by the Contributor;

          (xiii) each Contract is "chattel paper" or an "instrument" under the UCC as in effect in the applicable jurisdiction; the sole executed counterpart of each Contract that constitutes chattel paper or an instrument is in the possession of the Trustee and all of the documents required to be delivered to the Trustee in connection therewith pursuant to
     Section 1 have been so delivered;

          (xiv) the Aggregate Discounted Contract Balance of all Contracts to which an Affiliate of the Contributor or the Servicer is the Obligor does not exceed 2.0%;

          (xv) the Contributor has no knowledge that the obligations of any Obligor under any Contract will not be paid in full;

          (xvi) no Contract will have been originated in or be subject to the laws of any jurisdiction whose laws would make the assignment and transfer thereof pursuant to the terms hereof or of the other Transaction Documents unlawful;

          (xvii) in the case of each Contract which consists of a master lease and one or more exhibits or schedules thereto, (A) the Contributor has not assigned and will not assign such master lease in its entirety, and has not delivered and will not deliver physical possession of such master lease, to any Person other than the Trustee and (B) such exhibits or schedules constitute a separate contract and are not part of any other contract not sold to the Transferor;

          (xviii) all parties to each Contract had requisite authority and capacity to execute such Contract;

          (xix) prior to the time of assignment, transfer, sale and contribution to the Transferor, each Contract will have been originated by the Contributor in the ordinary, course of its business, except for certain Contracts which have been acquired by the Contributor in the ordinary course of its business, and each Contract shall have been underwritten by the Contributor in accordance with the standards set forth on Exhibit H hereto;

          (xx) the Contributor is not aware of any fact that would prevent or prohibit Obligors from being reimbursed by Medicare or Medicaid for any services provided;

          (xxi) the Contract Schedule accurately reflects the information relating to each Contract;

          (xxii) there are no proceedings or investigations pending or, to the knowledge of the Contributor, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of any of the Contracts, (B) seeking to prevent the payment and discharge of any of the Contracts or (C) seeking any determination or ruling that would materially and adversely affect the performance by an Obligor of its obligations under, or the validity or enforceability of the Contracts;

          (xxiii) each Contract effects either the lease of, or the grant of a perfected first priority security interest (in accordance with the Collateral Protection Requirements) in, a specified item of Equipment (other than Equipment for which the Original Equipment Cost is less than $25,000) in favor of the Contributor as lessor, secured party or seller as the case may be, and contains provisions sufficient for the realization of such leasehold interest, security interest or ownership interest as the case may be, as against such Equipment, and is assignable by the Contributor without the consent of any other Person;

          (xxiv) each Contract provides that the Contributor has no obligation to assemble, install, test, adjust or service the Equipment subject to a Contract. Each Contract provides that the Obligor, at its sole expense, at all times during the term of the Contract and until return of the Equipment will maintain the Equipment in good operating order, repair, condition, appearance and protect the Equipment from deterioration, and provide all accessories, upgrades, repairs, replacement parts and service required therefor except that the equipment lease pledged as collateral security for a Leveraged Lease Loan may in certain instances provide that the related lessor is responsible for maintaining such Equipment;

          (xxv) the Contributor has no knowledge that any Obligor under a Contract is a Person involved in the business of selling medical equipment of the same type as the Equipment subject to such Contract;

          (xxvi) with respect to each item of Equipment either (A) no such Equipment has been relocated from the jurisdiction set forth in the Contract or, (B) if such Equipment has been relocated from the jurisdiction set forth in the Contract and the Contributor has knowledge of any such relocation, all UCC filings necessary to continue the first priority security interest in such Equipment (other than Equipment for which the Original Equipment Cost is less than $25,000) have been made in accordance with the Collateral Protection Requirements;

          (xxvii) no Contract is a consumer lease as defined in Article 2A of the UCC;

          (xxviii) each Obligor has accepted the related Equipment and, after reasonable opportunity to inspect and test, has not notified the Contributor of any defects therein;

          (xxix) no Obligor is a government or municipality;

          (xxx) no Contract requires the prior written consent of the Obligor or contains any other restriction relating to the transfer or assignment of such Contract by the Contributor or the seller except such consent as has been obtained on or prior to the date of such transfer;

          (xxxi) each Obligor, in accordance with the Contributor's customary practices, has executed and delivered to the Contributor a waiver by the Obligor's landlord providing that such landlord has no real property interest in the Equipment subject to the related Contract; and

          (xxxii) each Contract that provides for cross-collateralization of any Equipment subject to another Contract with the same Obligor has been transferred hereunder.

          (b) The Contributor represents and warrants, as to the Contracts in the aggregate:

          (i) the Aggregate Discounted Contract Balance of the Contracts as of the Closing Date is equal to $453,679,762.28;

          (ii) the Contracts have the following characteristics: (A) each Initial Contract has a Discounted Contract Balance as of the Cut-Off Date of not more than $6,251,286.59; (B) no Discounted Contract Balance of any Contract will include an amount attributable to any (i) Purchase Option Payment for such Contract, (ii) Contract Payment due on or prior to the Cut-Off Date, (iii) security deposit or (iv) advance payment; (C) as of the Cut-Off Date, no item of Equipment has been repossessed; (D) as of the Cut-Off Date no Contract is a refinancing due to delinquencies under a prior lease, security agreement or loan with the same Obligor relating to the Equipment; (E) the Obligor with respect to each Contract has a place of business in, or is organized under, the laws of any state or territory of the United States of America; (F) with respect to the Initial Contracts, each Contract will have a Scheduled Termination Date no later than April 1, 2010; (G) as of the Cut-Off Date, (i) the Discounted Contract Balance of Contracts that have Eligible Balloon Payments constitute not more than 6.4% of the Aggregate Discounted Contract Balance, (ii) the Discounted Contract Balance of Contracts that have non-level payments to the Scheduled Termination Date (excluding Contracts that have Eligible Balloon Payments) constitutes not more than 53.03% of, with respect to the Initial Contracts, the Aggregate Discounted Contract Balance of the

     Initial Contracts as of the Closing Date; (H) as of the Closing Date, (i) the sum of the Discounted Contract Balances of all Contracts with Equipment located in any one State will not exceed 13.26% of, with respect to the Initial Contracts, the Aggregate Discounted Contract Balance of the Initial Contracts, (ii) no single Obligor will have a Discounted Contract Balance that exceeds 1.70% of the Aggregate Discounted Contract Balance on the Closing Date, (iii) the sum of the Discounted Contract Balances of any five Contracts shall not exceed 8.01% of the Aggregate Discounted Contract Balance on the Closing Date and (iv) the sum of the Discounted Contract Balances of all Contracts for which the related Equipment is magnetic resonance imaging equipment will not exceed $138,000,000 of the Aggregate Discounted Contract Balance as of the Closing Date; (I) none of the Contracts will constitute loans to manufacturers, wholesalers, and retailers; (J) the Obligor under each Contract has made at least one Contract Payment under such Contract prior to the first Payment Date occurring after the time such Contract was executed by the parties thereto in addition to any payment made at the time of the signing of such Contract, except for Contracts representing 12.72% of the Aggregate Discounted Contract Balance as of the Closing Date, which Contracts provide for the related initial Contract Payment to be due within 120 days of the Payment Date occurring on July 12, 2003 (K) the sum of the Discounted Contract Balance of all Contracts that are Lease Receivable Purchases shall not exceed, at any time, more than 3.10% of the Aggregate Discounted Contract Balance as of the Closing Date and (L) all Eligible Balloon Payments shall be included in the calculation of Aggregate Discounted Contract Balance;

          (iii) the Discounted Contract Balance for each Contract includes any Eligible Balloon Payment thereunder and does not include any other Balloon Payment;

          (iv) no Contract is a Leveraged Lease Loan. For the avoidance of doubt, the Contributor shall not transfer any Leveraged Lease Loans to the Transferor unless each Rating Agency shall have delivered a confirmation stating that any such transfer will not result in a Ratings Effect with respect to any class of Notes;

          (v) with respect to any Lease Receivable Purchase, (A) title with respect to the Equipment subject thereto is not in the name of the related vendor and (B) the Contributor has no more than ten percent (10%) credit recourse against the vendor thereunder; and

          (vi) no two or more Obligors are commonly owned by a Person that has
     (A) been substantively consolidated with such Obligors under the Bankruptcy Reform Act of 1978, as amended, and (B) following any such substantive consolidation, the aggregate Discounted Contract Balance of such Obligors' Contracts materially and adversely exceeds 1.70% of the Aggregate Discounted Contract Balance.

         2.04 CONTRACT SCHEDULE. The Contract Schedule (i) accurately sets forth the identifying number of each Contract, the Obligor's name and address, the original Scheduled Maturity Date of each Contract, the remaining maturity of each Contract, the Discounted Contract Balance of each Contract as of the Cut-Off Date, the amount and scheduled due date of each Contract Payment due under each of the Contracts, and the original amount funded on each

Contract, (ii) accurately sets forth the information with respect to certain other characteristics of the Contracts and the Equipment described on such list,
(iii) identifies those Contracts which constitute Pool A and those Contracts which constitute Pool B and (iv) is otherwise true and correct in all material respects.

         2.05 PENDING LITIGATION. There are no actions, suits, proceedings, investigations or injunctive or other orders pending, or to the knowledge of the Contributor or Servicer threatened, against or affecting the Contributor or Servicer or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal, including, but not limited to, any such actions, suits, proceeding, investigation or order with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, or condition (financial or otherwise) of the Contributor or Servicer and its subsidiaries, or the ability of the Contributor or Servicer to perform its obligations under this Agreement or the payment or enforceability of any Contract.

         2.06 NO MATERIAL EVENT. No event has occurred which materially adversely affects the Contributor's operations, including, but not limited to, its ability to perform the transaction contemplated hereunder.

         2.07 TRANSACTIONS LEGAL AND AUTHORIZED. This Agreement and all other documents delivered in connection herewith and the assignment, transfer and contribution of all right, title and interest in and to each Contract and a security interest in each item of Equipment at any time transferred hereunder and under the Sale Agreement and compliance by the Contributor and the Servicer with all of the provisions of this Agreement and the Sale Agreement:

         (a) have been duly authorized by all necessary corporate action and do not and will not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations;

         (b) are within the corporate powers of the respective parties thereto; and

         (c) are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien upon any property of the respective parties thereto, under the provisions of, any agreement, charter instrument, by-law or other instrument to which such parties, is or will be a party or by which such parties it or its property may be bound or result in the violation of any law, regulation, rule, order or judgment applicable to the respective parties thereto, or its properties, or any order to which such parties, or its properties is subject, of or by any government or governmental agency or authority.

         2.08 GOVERNMENTAL CONSENT. Except for the filing of the UCC financing statements and the making of applications as set forth in Section 1.01(c) hereof, no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority is or will be necessary or required on the part of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C. or the Contributor in connection with the execution and delivery of this Agreement or the Sale Agreements or the assignment, transfer and contribution of the Contracts and the Equipment hereunder or under the Sale Agreements.

         2.09 COMPLIANCE WITH LAW. Each of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Contributor and the Servicer:

         (a) is not in violation of any laws, ordinances, governmental rules or regulations or court orders to which it is subject; and

         (b) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business.

         2.10 ORDINARY COURSE; NO INSOLVENCY. The transactions contemplated by this Agreement and the Sale Agreements are being consummated by DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Contributor and the Servicer, respectively, in furtherance of the their ordinary business purposes and constitute a practical and reasonable course of action by the Contributor and the Servicer designed to improve their financial position with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. Neither as a result of the transactions contemplated by this Agreement or the Sale Agreements, nor immediately before or after such transactions, will DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Contributor or the Servicer be insolvent, and each of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Contributor and the Servicer shall have adequate capital for the conduct of its business and the payment of anticipated obligations.

         2.11 ASSETS AND LIABILITIES.

         (a) Both immediately before and after the assignment, transfer and contribution of Contracts (including the right to receive all payments due or to become due thereunder) and the other Contributed Property, the present fair salable value of the respective assets of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C. and the Contributor will be in excess of the amount that will be required to pay the respective probable liabilities of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C. and the Contributor as such liabilities then exist and as they become absolute and matured.

         (b) Both immediately before and after the assignment and transfer of Contracts and the other Contributed Property, the sum of the respective DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C. and the Contributor's assets will be greater than the sum of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C. and the Contributor's debts, respectively, valuing the Contributor's assets at a fair salable value.

         2.12 FAIR CONSIDERATION; VALID SALE. The consideration received and to be received by DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding

Corporation, DVI Funding, L.L.C., and the Contributor in exchange for the assignment, transfer and contribution of the Contracts and the Contributed Property is fair consideration having value equivalent to or in excess of the value of the assets being transferred by the Contributor. This Agreement and the Sale Agreements effect a valid assignment, transfer and contribution of the Contracts and the other Contributed Property, enforceable against creditors of and purchasers from DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C. and the Contributor.

         2.13 ABILITY TO PAY DEBTS. Neither as a result of the transactions contemplated by this Agreement or the Sale Agreements nor otherwise does the Contributor believe that DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C. or it will incur debts beyond its ability to pay or which would be prohibited by their respective charter documents or by-laws. The respective assets and cash flow of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C. or the Contributor enable it to meet its respective present obligations in the ordinary course of business as they become due.

         2.14 BULK TRANSFER PROVISIONS. No transfer, assignment or conveyance of Contracts or the other Contributed Property by the Contributor to the Transferor contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         2.15 TAX RETURNS.

         (a) The provisions for taxes on the books of the Contributor and each subsidiary are in accordance with generally accepted accounting principles.

         (b) The Contributor and the Transferor are members of an affiliated group, within the meaning of Section 1504 of the Code, that files a consolidated return for federal income tax purposes, and all of the entities with which the Contributor is consolidated for federal income tax purposes (including the Transferor) have timely filed all tax returns required to be filed in any jurisdiction and have paid all taxes, assessments, fees and other governmental charges upon them or their properties, income or franchises, shown to be due and payable on such returns, except to the extent any such entity is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof. The Contributor does not know of any proposed additional tax assessment against any such entity in any material amount or of any basis therefor.

         2.16 TRANSFER TAXES. No transfer, assignment or conveyance of Contracts or the other Contributed Property contemplated by this Agreement or the Sale Agreements is subject to or will result in any tax, fee or governmental charge payable by DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., or the Contributor or the Transferor to any federal, state or local government ("TRANSFER TAXES"). In the event that DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., or the Contributor or the Transferor receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of any Contracts and/or the other

Contributed Property, on written demand by DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., or the Transferor, or upon the Contributor otherwise being given notice thereof, the Contributor shall pay, and otherwise indemnify and DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., or hold the Transferor, the Issuer, the Trustee and the holders of the Notes harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that neither the holders of the Notes nor the Trustee shall have any obligation to pay such Transfer Taxes).

         2.17 PRINCIPAL EXECUTIVE OFFICE. The principal place of business and chief executive office of each of the Contributor and the Servicer is located at 2500 York Road, Jamison, Pennsylvania 18929, and has been located in the same county and state for at least four months prior to the date of execution and delivery of this Agreement.

         2.18 LEGAL NAME. The legal name of the Contributor is as set forth in this Agreement and the Contributor has not changed its name in the last six years and does not have any trade names, fictitious names, assumed names or "doing business as" names except Medical Equipment Finance Company, DVI Capital, DVI Vendor, DVI Strategic Partner Group, DVI Health Services Corp., DVI Finance Inc., DVI Affiliated Capital, Third Coast Capital and Medical Devices Capital Company.

         2.19 SERVICING PROVISIONS CUSTOMARY. The servicing arrangements hereunder, including, without limitation, the terms and conditions pursuant to which the Contributor will act as Servicer and the Servicer's Fee and other amounts to be paid to the Contributor, are consistent with the arrangements and customary practices of the Contributor when providing comparable services to nonaffiliated entities and of other services in the equipment leasing industry.

         2.20 DEFAULTS. As of the Closing Date, neither the Contributor nor the Servicer is in default with respect to any debt or obligation.

         2.21 ERISA. The Contributor neither maintains, contributes to, nor has any obligations to contribute to any "employee pension benefit plans," as such term is defined in Section 3(2) of ERISA (other than the 401(k) Plan of DVI, Inc.). The execution and delivery of this Agreement and the other applicable Transaction Documents and the consummation of the transactions contemplated thereby will neither result in, constitute or otherwise give rise to a "prohibited transaction" as described in Section 406 of ERISA or Section 4975 of the Code, with respect to a Contributor Plan. For the purpose of this Section 2.21, the term "CONTRIBUTOR PLAN" shall mean an "employee benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are, have been or are required to be made, by the Contributor or by any trade or business, whether or not incorporated, which, together with the Contributor, is under common control, as described in Section 414(b) or (c) of the Code or Section 4001 of ERISA.

         2.22 ALL FILINGS MADE. At the Closing Date, no further filings (including, without limitation, UCC filings) or other actions are necessary in any jurisdiction to comply with the Collateral Protection Requirements to give the Transferor either a security or an ownership interest in the Contracts, the other Contributed Property and the assets transferred to it under the Sale Agreement, except that with respect to the Equipment, the Contributor shall, within 30 days of the Closing Date, file the UCC financing statements and made the necessary applications with respect to the Equipment that are described in Section 1.01(c) hereof.

         2.23 NONCONSOLIDATION. The Contributor is operated in such a manner that it would not be substantively consolidated with the Transferor, the Managing Member or the Issuer, such that the separate existence of the Contributor and DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Transferor, the Managing Member or the Issuer would not be disregarded in the event of a bankruptcy or insolvency of the Contributor or DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Transferor, the Managing Member or the Issuer, and in such regard, among other things:

         (a) the Contributor is not involved in the day to day management of the Transferor or the Issuer;

         (b) the Contributor maintains separate corporate records and books of account from DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding L.L.C., the Transferor, the Managing Member and the Issuer and otherwise observes corporate formalities and has a separate business office from DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Transferor, the Managing Member and the Issuer;

         (c) the financial statements and books and records of the Contributor prepared after the respective dates of creation of the Transferor, the Managing Member and the Issuer reflect and will reflect the separate existence of the DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., Transferor, the Managing Member and the Issuer;

         (d) the Contributor maintains its assets separately from the assets of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Transferor, the Managing Member and the Issuer (including through the maintenance of a separate bank account), the Contributor's funds and assets, and records relating thereto, have not been and are not commingled with those of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Transferor, the Managing Member or the Issuer and the separate creditors of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Transferor, the Managing Member and the Issuer will be entitled to be satisfied out of the respective assets of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Transferor, the Managing Member or the Issuer prior to any value in DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Managing Member or the Transferor becoming available to their respective equityholders or the Contributor's creditors;

         (e) all business correspondence of the Contributor and other communications are conducted in the Contributor's own name and on its own stationery;

         (f) none of DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Transferor, the Managing Member and the Issuer act as an agent of the Contributor in any capacity and the Contributor does not act as agent for DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., DVI Funding Corporation, DVI Funding, L.L.C., the Transferor, the Managing Member or the Issuer, but instead presents itself to the public as a corporation separate from the Transferor and the Issuer; provided that the Contributor is the Servicer hereunder and under certain other agreements between the Contribution and such entities; and

         (g) the Transferor is not engaged in any other activities other than the transactions contemplated by the Transaction Documents.

         2.24 ALL REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties made by the Contributor in any certificate or other document delivered at the closing of the transactions contemplated by the applicable Transaction Document, including all representations and warranties made to Thacher Proffitt & Wood in support of their opinions, are true and correct in all material respects.

         2.25 PROSPECTUS SUPPLEMENT. The Prospectus Supplement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made; provided, however, the Contributor makes no representation or warranty as to the information contained in or omitted from the Prospectus Supplement in reliance upon and in conformity with information furnished to the Contributor in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Nomura Securities International, Inc., Banc of America Securities LLC, Bank of America, N.A. or any of their respective Affiliates (i.e. the paragraphs under the headings "The Underwriting" or "Plan of Distribution") or by the Trustee (under the heading "The Trustee").

         2.26 INSURANCE. In addition to the insurance maintained by the Obligors with respect to the Equipment, the Contributor maintains, among other policies, a general liability insurance policy in the aggregate amount of $1,000,000 and an excess liability insurance policy in umbrella form in the aggregate amount of $3,000,000 for a total of $4,000,000 of liability insurance. Each of such policies is in full force and effect and covers all Equipment owned by the Contributor and the Transferor. All premiums in respect of such policies have been paid. Each of the Trustee on behalf of the Swap Providers and the Noteholders, and the Transferor is named as additional insureds on such liability policies.

         2.27 NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR, THE MANAGING MEMBER OR THE ISSUER. The Contributor covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, any of the Transferor, the Managing Member or the Issuer, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 2.27 shall survive the termination of this Agreement.

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

         2.28 DELIVERY OF OBLIGOR CONTACT INFORMATION. With respect to each Initial Contract and each Contract contributed by the Contributor to Transferor on each Contribution Date, the Contributor shall, on or before such Contribution Date, provide the Trustee, in writing and in a form reasonably acceptable to the Trustee, contact information of the related Obligor, including the name, phone number, facsimile number and address of each key contact individual.

         SECTION 3. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE
                    TRANSFEROR

                  The Transferor hereby represents to the Contributor as of the Closing Date and warrants, covenants and agrees as follows:

         3.01 TRANSFEROR ORGANIZATION AND AUTHORITY; SUBSIDIARIES. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has full power and authority to own and convey the Contracts and execute and deliver the Transaction Documents to which the Transferor is a party (collectively, the "TRANSFEROR DOCUMENTS") and all related documents, and to perform the terms and provisions hereof. The Transferor has no subsidiaries.

         3.02 DUE AUTHORIZATION AND NO VIOLATION. Each of the Transferor Documents and all related documents have been duly authorized, executed and delivered by the Transferor, and is the legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles. The consummation of the transactions contemplated by the Transferor Documents and all related documents and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Transferor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Transferor is a debtor or guarantor (other than the liens created pursuant to the Transaction Documents), nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Transferor. All applicable laws, rules, regulations, and orders with respect to the Transferor, its business and properties, have been complied with. No consents and no filings or governmental approvals that have not been made or obtained are required for due execution, delivery and performance of the agreements by the Transferor.

         3.03 NO LITIGATION. No legal or governmental proceedings are pending to which the Transferor is a party or of which any property of the Transferor is the subject, and, to the knowledge of the Transferor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others and no injunctions, writs, restraining orders or other orders of any nature are in effect or, to the knowledge of the Transferor, threatened, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations of the Transferor and will not materially and adversely affect the performance by the Transferor of its obligations under, or the validity and enforceability of, the Transferor Documents and all related documents.

         3.04 PRINCIPAL OFFICE. The Transferor's principal place of business and chief executive office is located at 2500 York Road, Jamison, Pennsylvania 18929. The legal name of the Transferor is as set forth herein and the Transferor has no tradenames, fictitious names, assumed names or "doing business" names.

         3.05 TAX RETURNS. The Transferor has filed on a timely basis all tax returns required to be filed in any jurisdiction and has paid all taxes, assessments, fees and other governmental charges upon it or its properties, income or franchises, shown to be due and payable on such returns, except to the extent the Transferor is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof. The Transferor does not know of any proposed additional tax assessment against it in any material amount or of any basis therefor.

         3.06 SOLVENCY. The Transferor is solvent and will not become insolvent after giving effect to the contemplated transactions. The Transferor is paying its debts as they become due and will have adequate capital to conduct its business after giving effect to the contemplated transactions.

         3.07 APPROVALS. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Transferor Documents have been or will be taken or obtained on or prior to the Closing Date.

         3.08 NONCONSOLIDATION. The Transferor is operated in such a manner that it would not be substantively consolidated with the Contributor, such that the separate existence of the Transferor and the Contributor would not be disregarded in the event of a bankruptcy or insolvency of the Transferor or the Contributor, and in such regard, among other things:

         (a) the Transferor is not involved in the day to day management of the Contributor;

         (b) the Transferor maintains separate Transferor records and books of account from the Contributor and otherwise observes Transferor formalities and has a separate business office from the Contributor;

         (c) the financial statements and books and records of the Transferor prepared after the date of creation of the Contributor reflect and will reflect the separate existence of the Contributor;

         (d) the Transferor maintains its assets separately from the assets of the Contributor (including through the maintenance of a separate bank account), the Transferor's funds and assets, and records relating thereto, have not been and are not commingled with those of the Contributor and the separate creditors of the Contributor will be entitled to be satisfied out of the Contributor's assets prior to any value in the Contributor becoming available to the Contributor's equityholders or the Transferor's creditors;

         (e) all business correspondence of the Transferor and other communications are conducted in the Transferor's own name and on its own stationery;

         (f) the Contributor does not act as an agent of the Transferor in any capacity and the Transferor does not act as agent for the Contributor, but instead presents itself to the public as a corporation separate from the Contributor; provided that the Contributor is the Servicer hereunder; and

         (g) the Transferor will at all times maintain two Independent Directors (as such term is defined in the certificate of incorporation of the Transferor).

         SECTION 4. ADMINISTRATION OF CONTRACTS

         4.01 SERVICER TO ACT.

         (a) Notwithstanding the transfers and assignments of the Contracts and the other Contributed Property contemplated hereby, the Servicer, for the benefit of the Transferor, and, upon assignment of the Transferor's rights hereunder to the Issuer (and the Issuer's assignment thereof to the Trustee for the benefit of the Trustee and the Noteholders and the Swap Providers), will service and administer each Contract in accordance with the terms thereof and of this Agreement. The Servicer shall provide the Obligors with appropriate invoices and such other notices as may be required to ensure that all Contract Payments, Prepayment Amounts and Partial Prepayment Amounts on or in respect of each Contract are remitted by the Obligors directly to a Lock-Box Account.

         (b) The Servicer shall do, and shall have full power and authority to do, subject only to the specific requirements and prohibitions of this Agreement, any and all things in connection with the servicing and administration of the Contracts and the Equipment which are in the same manner in which it services contracts and equipment held for its own account (including, without limitation, servicing and administration of Contracts with respect to which the related Equipment may be substituted or upgraded) and consistent with prudent and customary, practices of servicers in the industry, but in performing its duties hereunder, the Servicer will act on behalf and for the benefit of the Transferor, the Issuer, the Trustee, the Swap Providers and the Noteholders, subject at all times to the provisions of the Transaction Documents, without regard to any relationship which the Servicer or any Affiliate of the Servicer may otherwise have with an Obligor. Notwithstanding the prior sentence, the Servicer shall, within ten (10) Business Days after the Closing Date, notify each Obligor to make all payments with respect to its respective Contracts which are due after the Cut-Off Date directly to a Lock-Box Account. The Servicer shall give the Trustee and the Rating Agencies prior written notice of any change in the location of a Lock-Box Account and the Servicer shall give at least ten (10) days' prior written notice of the new location to each Obligor. The Servicer shall at all times act in accordance with the provisions of each Contract, and shall observe and comply with all requirements of law applicable to it. Except as permitted by the terms of any Contract following a default thereunder, the Servicer shall not take any action which would result in the interference with the Obligor's right to quiet enjoyment of the Equipment subject to the Contract during the term thereof.

         (c) Without limiting the generality of the foregoing, the Servicer will be responsible, among other duties, to (i) invoice each Obligor for all Contract Payments required to be paid by such Obligor in such manner and to the same extent as the Servicer does with respect to similar contracts held for its own account, (ii) maintain with respect to each Contract and each item of Equipment, and with respect to each payment by each Obligor and compliance by each Obligor with the provisions of each Contract, complete and accurate records in such manner and to the same extent as the Servicer does with respect to similar contracts held for its own account, and (iii) execute, deliver and file (or cause the same to be done), and the Servicer is hereby authorized and empowered to execute, deliver, and file on behalf of the Transferor, the Issuer and the Trustee, any and all tax returns with respect to sales, use, personal property and other taxes (other than corporate income and franchise tax returns) and any and all reports or licensing applications required to be filed in any jurisdiction with respect to any Contract or any item of Equipment and any and all filings required by Section 4.01(d) below.

         (d) The Servicer will comply with the Collateral Protection Requirements and file the UCC financing statements as set forth in Sections 1.01(c) and 7.01(c) hereof within the time frames set forth therein and thereafter will file such additional UCC financing statements and continuation statements and assignments in accordance with the provisions of any Contract and item of Equipment or otherwise so that the security interest in favor of the Trustee in each of the Contracts and the related Equipment will be perfected by such filings, in accordance with the Collateral Protection Requirements, with the appropriate UCC filing offices. The Transferor agrees to execute such UCC financing statements and continuation statements as shall be necessary and shall furnish the Servicer with any powers of attorney or other documents necessary and appropriate to carry out its servicing and administration duties hereunder.

         (e) The Servicer will maintain, or cause to be maintained, with respect to the Contracts and the Equipment, liability insurance in amounts at least as great as those described in Section 2.26.

         (f) The Servicer will notify the Trustee, in writing and in a form reasonably acceptable to the Trustee, of any change in the contact information of any Obligor, including the name, phone number, facsimile number and address of each key contact individual, within 30 days following the discovery or receipt of notice of such change.

         4.02 CONTRACT AMENDMENTS AND MODIFICATIONS; REPURCHASE OF CONTRACTS BY SERVICER. (a) In performing its obligations hereunder, the Servicer may, acting in the name of the Transferor and without the necessity of obtaining the prior consent of the Transferor, the Issuer or the Trustee, enter into and grant modifications, waivers and amendments to the terms of any Contract except for modifications, waivers or amendments that (i) are inconsistent with the servicing standards set forth in Section 4.01 above, (ii) would extend the date of the final Contract Payment on any Contract by more than 24 months or beyond the Stated Maturity Date, (iii) would reduce or adversely affect, individually or in the aggregate, the Obligor's obligation to maintain, service, insure and care for the Equipment or would permit the alteration of any item of Equipment in any way which could adversely affect its present or future value, (iv) extend the Stated Maturity Date of the Notes, (v) have a material adverse effect on the weighted average life of any Class of Notes, (vi) be implemented on more than twenty percent of the Initial Aggregate Discounted Contract Balance of the Contracts, (vii) be effected on any Contract that is either 90 days or more delinquent or Defaulted Contract, (viii) provided that the Issuer fails to deposit an amount into the Collection Account equal to such decrease, decrease the Discounted Contract Balance of any Contract or (ix) otherwise could adversely affect, individually or in the aggregate, the interests of any of the Transferor, the Issuer, the Trustee, the Swap Providers or the Noteholders. Notwithstanding the provisions of clause (ii) of the preceding sentence, the Servicer may (1) permit any of the actions set forth in clause (ii) of the preceding sentence, which in the Servicer's sole discretion, in accordance with the same manner in which it services contracts and equipment held for its own account, would maximize Recoveries on any Defaulted Contract through the Stated Maturity Date, or (2) permit termination of a Contract which does not otherwise provide for termination by requiring, in the case of either clause (1) or (2), that the Obligor pay, or, if the terms of such extension or termination do not provide for such payment by the Obligor that the Servicer deposit, in lieu of all future Contract Payments with respect to such Contract, an amount which equals or exceeds the applicable Prepayment Amount for such Contract as of 11:00 A.M. New York time on the second Business Day prior to the Payment Date next succeeding the making of such payment is deposited into the Collection Account; provided, however, that the Servicer will not be permitted to allow prepayment by an Obligor if there are any amounts due under the related Contract after such prepayment.

                  In the event of any modification, waiver or amendment of any Contract in accordance with this Section 4.02, the Servicer will promptly furnish the Transferor, the Issuer and the Trustee with a copy thereof, together with a certificate of the Servicer signed by one of its executive or financial officers stating that such modification, waiver or amendment is not prohibited by the provisions of this Section 4.02.

         (b) If an Obligor requests either an upgrade or a trade-in of an item of Equipment, the Servicer may either (x) remove such Contract and the related Equipment from the Trust Property provided that the Servicer either (i) subject to the limitations set forth in Section 7.01(c), transfers a Substitute Contract and the related Equipment to the Transferor in accordance with Section 7 of this Agreement or (ii) deposits an amount equal to the Prepayment Amount for such Contract into the Collection Account or (y) permit such Contract and remaining related Equipment to remain in the Trust Property, provided that the Servicer deposits an amount equal to the Partial Prepayment Amount for such Contract into the Collection Account.

         4.03 CONTRACT DEFAULTS; RESIDUAL REALIZATIONS.

         (a) Upon receipt of notice from the Transferor, the Issuer, the Trustee or any other Person, or if the Servicer otherwise learns that the Obligor under any Contract is in default thereunder, the Servicer will take such action as is appropriate, consistent with the Servicer's administration of contracts held for its own account and consistent with the customary practices of servicers in the industry, including such action as may be necessary to cause, or attempt to cause, the Obligor thereunder to cure such default (if the same may be cured) or to terminate or attempt to terminate such Contract and to recover, or attempt to recover, all damages resulting from such default.

         (b) The Servicer will use its best efforts (i) to sell or re-lease any Equipment and realize on any other collateral related to a Defaulted Contract in a timely manner and upon reasonable terms and conditions so as to maximize, to the extent possible under then prevailing market conditions, as expeditiously as is consistent with sound commercial practice and the Servicer standard referenced in Section 4.01, the net proceeds from such Equipment and other collateral, if any and (ii) to sell or re-lease any Equipment remaining subject to the lien of the

Indenture upon the expiration of the Contract to which such Equipment is subject, in a timely manner and in a manner consistent with that utilized by the Servicer with respect to equipment owned by it so as to maximize, to the extent possible under then prevailing market conditions, the net proceeds from such Equipment.

         (c) In the event that the Servicer is required to sell any item of Equipment pursuant to the provisions of this Section 4.03 at a time when the Servicer is trying to lease or sell other similar items of equipment, the Servicer will not favor any such other item in its remarketing efforts.

         4.04 COSTS OF SERVICING; SERVICER'S FEE.

         (a) All costs of servicing each Contract in the manner required by this
Section 4 shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered by the Servicer in the performance of its obligations under Section 4.03 hereof with respect to any Contract or the Equipment subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred in the course of such performance with respect to such Contract or Equipment (for all purposes of this Section 4, the Servicer's "out-of-pocket expenses" means only those expenses incurred to non-Affiliated third parties (e.g., outside counsel in a collection suit) and shall not include salaries, operating costs, overtime wages and other such "overhead" costs or expenses of the Servicer or its Affiliates, and shall not include expenses of or payments to an agent or subservicer allowed under Section 11.02, except that out-of-pocket expenses for the fees and expenses of an agent used to remarket Equipment subject to Contracts shall be included as "out-of-pocket expenses"). In addition, the Servicer shall be entitled to receive from the Transferor on each Payment Date any unreimbursed Nonrecoverable Advances or Servicer Advances with respect to any Contract (in accordance with Section 5) and a servicing fee (the "SERVICING FEE") in the amount described in paragraph (b) below.

         (b) As compensation to the Servicer for its servicing of the Contracts, the Servicer will be entitled to receive on each Payment Date from amounts on deposit in the Collection Account the Servicing Fee in an amount equal to the product of (i) one-twelfth, (ii) the Servicing Fee Rate and (iii) the Aggregate Discounted Contract Balance as of the beginning of the related Collection Period. In addition, the Servicer will be entitled to receive as additional compensation late payment fees, the penalty portion of interest paid on past due amounts, origination fees, documentation fees, other administrative fees or similar charges allowed by applicable law with respect to the Contracts, and certain other similar fees paid by the Obligors ("SERVICING CHARGES") and earnings from any Eligible Investments of amounts on deposit in the Collection Account.

          (c) The Servicer hereby agrees:

          (i) to pay to the Trustee from time to time such compensation for all services rendered by it under the Indenture as the Servicer and the Trustee have agreed in writing prior to the Closing Date, such payment to be made independent of the other payment obligations of the Servicer hereunder;

          (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement, or advance as may be attributable to its negligence, fraud, willful misconduct and/or bad faith;

          (iii) to pay the Trustee its annual administrative fee on the Closing Date;

          (iv) to pay the reasonable fees and expenses of Trustee's counsel, Dorsey and Whitney, on the Closing Date; and

          (v) to pay the reasonable annual administrative fee of each Lock-Box Bank.

         To the extent the Trustee has not been paid pursuant to the Indenture, then all of the expenses set forth in this clause (c) shall be borne by the Servicer, and the Servicer shall not be entitled to reimbursement of such amounts from the Trust Property.

         4.05 OTHER TRANSACTIONS. Nothing in this Agreement shall preclude the Contributor or the Servicer from entering into other contracts or other financial transactions with any Obligor or selling or discounting any such contract with any Person.

         4.06 COLLECTION OF MONEYS.

         (a) Subject to Section 4.06(b), the Servicer shall remit or cause each Lock-Box Bank to remit all payments received by it on or in respect of any Contract or Equipment (including any Residual Payment other than a Purchase Option Payment related to a Contract that has been released by the Trustee from the lien of the Indenture by the Related Payment Date) during such Collection Period into the Collection Account (including any such amounts then held by the Servicer) as soon as practicable, but in any event within two Business Days after receipt thereof; PROVIDED, HOWEVER, that the Servicer shall be permitted to deposit such amounts received during a particular Collection Period into the Collection Account within two Business Days prior to the related Payment Date if each Rating Agency has issued a confirmation stating that no Ratings Effect will occur with respect to any class of Notes.

         (b) Any such amounts remitted to the Collection Account may not include Excluded Amounts.

         (c) Notwithstanding the provisions of paragraph (a) hereof, the Servicer may retain, or will be entitled to be reimbursed, from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period, amounts previously deposited in the Collection Account but later determined to have resulted from a Purchase Option Payment related to a Contract that will be released by the Trustee from the lien of the Indenture by the related Payment Date or mistaken deposits or payments due before or on the Cut-Off Date or postings of checks returned for insufficient funds (provided that the Servicer accounts for such amounts in the Monthly Servicer's Report for the related Collection Period). The amount to be retained or reimbursed hereunder shall not be included in funds available for distribution with respect to the related Payment Date.

         (d) Pending their deposit into the Collection Account, all collections (other than Excluded Amounts) shall be segregated by book-entry or similar form of identification on the Servicer's books and records and identified as the property of the Transferor (or its assignee).

         4.07 VOLUNTARY TERMINATION. At the option of the Servicer, the obligations and responsibilities of the Servicer with respect to all of the Contracts shall terminate on any Payment Date on which the Aggregate Discounted Contract Balance is less than 10% of the Initial Aggregate Discounted Contract Balance so long as the Servicer deposits or causes to be deposited into the Collection Account the Repurchase Amount for each Contract.

         SECTION 5. SERVICER ADVANCES; REPURCHASE OF CONTRACTS

         5.01 SERVICER ADVANCES. Following each Determination Date, the Servicer shall advance and remit to the Trustee, in such manner as will ensure that the Trustee will have immediately available funds on account thereof by 11:00 A.M. New York time on the second Business Day prior to the next succeeding Payment Date, a Servicer Advance equal to an amount sufficient to cover all amounts due and unpaid on any Delinquent Contract as of the related Determination Date net of any reimbursed Servicer Advances; provided, however, that the Servicer will not be obligated to make a Servicer Advance with respect to (a) any Defaulted Contract, (b) any Contract that was finally liquidated on or prior to such Determination Date or (c) any Contract if the Servicer, in its good faith judgment, believes that such Servicer Advance would be a Nonrecoverable Advance. If the Servicer determines that any Servicer Advance it has made, or is contemplating making, would be a Nonrecoverable Advance, the Servicer shall deliver to the Trustee an Officer's Certificate stating the basis for such determination.

         The Servicer shall be reimbursed for Servicer Advances on each Payment Date from amounts on deposit in the Collection Account as follows: (i) for any Servicer Advance made with respect to a Delinquent Contract, from subsequent collections of such delinquent Contract Payments, Prepayment Amounts or Repurchase Amounts and (ii) for any Nonrecoverable Advance, from all collections received on all of the Contracts.

         5.02 INDEMNIFICATION. Each of the Contributor and the Servicer agrees to indemnify and hold harmless the Transferor, the Issuer, the Managing Member, the Servicer, the Trustee (which shall include each of their respective members, directors, officers, employees and agents), the Contributor and each Noteholder, as the case may be, (each an "INDEMNIFIED PARTY") against any and all liabilities, losses, damages, penalties, costs and expenses (including costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party (except to the extent caused by gross negligence or willful misconduct on the part of the Indemnified Party) as a result of claims, actions, suits or judgments asserted or imposed against an Indemnified Party and arising out of the transactions contemplated hereby or by the Indenture or arising out of, or based upon, action or inaction by the Contributor or the Servicer, as the case may be, that is contrary to the terms of this Agreement or the other Transaction Documents to which it is a party or a breach by the Contributor or the Servicer, as the case may be, of any of its covenants set forth in any of the Transaction Documents to which it is a party or any information certified in any schedule delivered by the Contributor or the Servicer, as the case may be, being untrue in any material respect as of the date of such Certification, including without limitation, any claims resulting from any use, operation, maintenance, repair, storage or transportation of any item of Equipment, whether or not in the Servicer's possession or under its control pursuant to this Agreement, and any tort claims and any fines or penalties arising from any violation of the laws or regulations of the United States or any state or local government or governmental authority, provided that the foregoing indemnity shall in no way be deemed to impose on the Contributor any obligation, other than to the extent specifically set forth in this Section 5, to make any payment with respect to principal or interest on the Notes or to reimburse the Transferor for any payments on account of the Notes. In every circumstance where the Indemnified party seeking indemnity hereunder for legal fees, counsel fees and related costs and expenses is a Noteholder it is understood, and the Noteholders by their acceptance of their respective Notes agree, that such reimbursement, indemnification and holding harmless is limited to the reasonable fees, related costs and expenses of the Noteholders Counsel only. The obligations of the Contributor under this Section 5.02 shall survive the termination of the Agreement the resignation or removal of the Trustee and the termination of the Servicer pursuant to the terms hereof.

         5.03 REPURCHASE AND SUBSTITUTION OF CONTRACTS; OTHER PAYMENTS. (a) The Contributor or the Servicer, as the case may be, shall inform the Transferor, the Issuer, the Managing Member and the Trustee promptly, in writing, upon the discovery of a breach of any of the Contributor's representations and warranties set forth herein. With respect to any breach of the Contributor's representations and warranties set forth herein which materially and adversely affects the interest of the Noteholders in any Contract or Contracts, the Contributor, unless within 90 days following the discovery or receipt of notice of such breach such breach has been cured or waived in all respects by the Noteholders evidencing more than 50% of the Voting Rights, shall either (a) purchase such Contract and the security interest in the related Equipment from either the Transferor or the Issuer, as the case may be, or (b) replace such Contract and the security interest in the related Equipment with a Substitute Contract in accordance with the provisions of Sections 7.01, 7.02 and 7.03 of this Agreement. In the event of a repurchase of a Contract, the Contributor shall remit to the Trustee (upon written notice to the Trustee thereof) for deposit into the Collection Account the Repurchase Amount of each such Contract to be repurchased on or prior to 11:00 A.M. New York City time on the second Business Day prior to the Payment Date immediately following the date when the Contributor shall become obligated to purchase (or, if such Contract is then a Defaulted Contract, an amount equal to the Repurchase Amount as of the date such Contract first became a Defaulted Contract, together with interest thereon at the Discount Rate from the date such Contract first became a Defaulted Contract to the end of the month preceding the date of payment). In connection with such repurchase, the Servicer shall be reimbursed in accordance with Section 3.04(b) of the Indenture for all amounts, if any, theretofore advanced by the Servicer pursuant to Section 5.01 with respect to such Contract. The Trustee shall deposit such Repurchase Amounts in the Collection Account on or prior to 11:00 A.M. New York City time on the second Business Day immediately following the date on which the Trustee receives such Repurchase Amounts. Without limiting the generality of the foregoing, it is agreed and understood that for purposes of this Section 5.03, any inaccuracy in any representation or warranty with respect to (i) the priority of the lien of the Indenture with respect to any Contract or
(ii) the amount (if less than represented) of the Contract Payments or Repurchase Amount under any Contract shall be deemed to be material.

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

         (b) With respect to all Predecessor Contracts and the security interest in the related Equipment purchased or replaced by the Contributor pursuant to this Section 5 hereof, the Transferor will deliver to the Contributor, an instrument substantially in the form of Exhibit E hereto, assigning to the Contributor, without recourse, representation or warranty (except as to the absence of liens, claims, or encumbrances resulting from actions taken, or failed to be taken, by the Transferor), all of the Transferor's right, title and interest in and to such Predecessor Contracts and the security interest in the related Equipment, and all security and documents relating thereto.

         (c) The Transferor, the Issuer and the Trustee agree that the obligation of the Contributor to repurchase or substitute any Contract pursuant to this Section 5.03 shall constitute the sole remedy for any such breach available against the Contributor by the Transferor, the Issuer, any Noteholder or the Trustee; provided, that the limitation contained in this clause (c) shall not otherwise limit the rights of any such Person under Section 5.02.

         (d) The Servicer shall have the right, but not the obligation, to repurchase a Delinquent Contract in order to more effectively service such Delinquent Contract and to enforce the obligations of the obligor under such Delinquent Contract; provided that the Servicer will not repurchase any Delinquent Contract until it is at least ninety (90) days or more delinquent, and then no more than fifteen percent (15%) of the Initial Aggregate Discounted Contract Balance of the Contracts. In the event of a repurchase of a Delinquent Contract, the Servicer shall remit to the Trustee (upon written notice to the Trustee thereof) for deposit into the Collection Account the Repurchase Amount of each such Delinquent Contract to be repurchased on or prior to 11:00 A.M. New York City time on the second Business Day prior to the Payment Date immediately following the date when the Servicer desires to repurchase such Delinquent Contract. In connection with such repurchase, the Servicer shall be reimbursed in accordance with Section 3.04(b) of the Indenture for all amounts, if any, theretofore advanced by the Servicer pursuant to Section 5.01 with respect to such Delinquent Contract. The Trustee shall deposit such Repurchase Amounts in the Collection Account on or prior to 11:00 A.M. New York City time on the second Business Day immediately following the date on which the Trustee receives such Repurchase Amounts.

         SECTION 6. INFORMATION TO BE PROVIDED

         6.01 MONTHLY SERVICER REPORT. On or prior to each Determination Date, the Servicer shall deliver a report in writing (together with an electronic copy) substantially in the form of Exhibit B (the "MONTHLY SERVICER REPORT") to the Trustee and the Rating Agencies. In accordance with Section 7.17 of the Indenture, the Servicer agrees, after notice thereof, to promptly reconcile any discrepancies between the Monthly Servicer Report generated by the Servicer and the Monthly Servicer Report generated by the Trustee.

         6.02 TAX REPORTING AND TREATMENT. (a) The Servicer shall furnish or cause to be furnished to each Noteholder, within a reasonable time after the end of each calendar year, to each Noteholder who was a Noteholder at any time during such year, a report setting forth the amount of principal and interest paid on the Notes during such year and indicating such other customary factual information as the Servicer deems necessary, or as any Noteholder reasonably requests, to enable Noteholders to prepare their respective tax returns. In addition, the Servicer shall provide, or cause to be provided to the Internal Revenue Service and each Noteholder, information statements required by the Code (and the regulations issued thereunder) or as such Noteholders may reasonably request from time to time with respect to in the case of any class of Notes that is issued with original issue discount within the meaning of section 1273 of the Code ("OID"), information statements with respect to OID. For purposes of consolidated federal and state income and franchise tax reporting, the Contributor will be treated
(i) as the owner of the Contracts and the other Contributed Property and (ii) as the borrower under the Indenture.

         (b) The Transferor, the Issuer, the Managing Member, the Contributor, the Servicer, any subservicer and each Noteholder by acceptance of its Note (and any Person that is a beneficial owner of any interest in a Note, by virtue of such Person's acquisition of a beneficial interest therein) agrees to treat the Notes as indebtedness for purposes of federal, state and local income or franchise taxes (and any other tax imposed on or measured by income).

         6.03 OTHER INFORMATION. The Servicer shall, at the Trustee's request, furnish to the Trustee from time to time certain information and make various calculations which are relevant to the performance of the Trustee's duties as set forth in the Indenture. Copies of all information furnished pursuant to this Section shall also be furnished to the Rating Agencies.

         6.04 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S REPORT. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer or to the Contributor) to deliver to the Trustee, the Rating Agencies and each Noteholder within 90 days following the end of each fiscal year of the Servicer, beginning with June 30, 2004, a written statement to the effect that such firm has examined in accordance with generally accepted practices samples of the accounts, records, and computer systems of the Servicer for the fiscal year ended on the previous June 30 relating to the Contracts (which accounts, records, and computer systems shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's reports delivered in the relevant period with information contained in the accounts, records, and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the Servicer has, during the relevant period, serviced the Contracts in compliance with such servicing procedures, manuals, and guides and in the same manner as it services comparable leases for itself or others, and that such certificates, accounts, records, and computer systems have been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. Copies of all information furnished pursuant to this Section shall also be furnished to the Rating Agencies.

         6.05 PAYMENT ADVICES. Each payment by the Contributor or the Transferor or the Servicer to the Trustee pursuant to any of the provisions of the Transaction Documents shall be accompanied by written advice containing sufficient information to identify the Contract and/or Equipment to which such payment relates, the Section of the Transaction Documents pursuant to which such payment is made, and the proper application pursuant to the provisions of the applicable Transaction Document of the amounts being paid.

         SECTION 7. SUBSTITUTION OF CONTRACTS

         7.01 SUBSTITUTION. (a) (1) With respect to Pool A, in addition to the Servicer's other rights of substitution, the Servicer will have the right (but not the obligation), at any time in connection with exercise by the Transferor of its rights of substitution under the SCTA or the other Transaction Documents, to substitute (a "POOL A NON-PERFORMING CONTRACT SUBSTITUTION") one or more Eligible Contracts, the security interest in the related Equipment subject thereto and any interest in any income, payments or proceeds thereof (the foregoing collectively, a "SUBSTITUTE CONTRACT") for a Contract in Pool A, the security interest in the related Equipment subject thereto and any interest in any income, payments or proceeds thereof (the foregoing collectively, a "PREDECESSOR CONTRACT") if:

          (i) (A) any Contract Payment on the Predecessor Contract is delinquent for at least sixty (60) consecutive days as of the most recent Determination Date; or

               (B) a bankruptcy petition has been filed by or against the Obligor or, with respect to a Leveraged Lease Loan, the related Lessor, under any Predecessor Contract; or

               (C) the Predecessor Contract was initially classified as a Defaulted Contract during the related Collection Period;

          PROVIDED, HOWEVER, that if the Predecessor Contract included an ownership interest of the Transferor, and a first priority perfected security interest of the Issuer, in Equipment related to a Fair Market Value Lease, then the related Substitute Contract, if related to a Fair Market Value Lease, shall also include a valid ownership interest in the Transfer and a first priority perfected security interest in favor of the Issuer, in the Equipment related thereto; and

          (ii) the conditions set forth in Section 7.01(d) have been satisfied and the sum of (x) the Discounted Contract Balances of all Substitute Contracts substituted under this Section 7.01(a)(1) and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions under this Section 7.01(a)(1) do not exceed 10% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date.

         (2) With respect to Pool A, in addition to the Servicer's other rights of substitution, the Servicer will have the right (but not the obligation) at any time in connection with exercise by the Transferor of its rights of substitution under the SCTA, to substitute (a "POOL A PREPAID CONTRACT SUBSTITUTION") one or more Substitute Contracts for a Predecessor Contract in Pool A if (i) the Predecessor Contract has been prepaid and (ii) the conditions set forth in Section 7.01(d) have been satisfied and the sum of (x) the Discounted Contract Balance of all Substitute Contracts substituted under this
Section 7.01(a)(2) and Section 4.02(b) and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions under this
Section 7.01(a)(2) and Section 4.02(b) do not exceed 10% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date.

         (b) (1) With respect to Pool B, in addition to the Servicer's other rights of substitution, the Servicer will have the right (but not the obligation), at any time in connection with exercise by the Transferor of its rights of substitution under the SCTA, to substitute (a "POOL B GENERAL CONTRACT SUBSTITUTION") one or more Substitute Contracts for a Predecessor Contract in Pool B if the conditions set forth in Section 7.01(d) have been satisfied and the sum of (x) the Discounted Contract Balances of all Substitute Contracts substituted under this Section 7.01(b)(1) and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions under this Section 7.01(b)(1) do not exceed 10% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date.

         (2) With respect to Pool B, in addition to the Servicer's other rights of substitution, the Servicer will have the right (but not the obligation), at any time in connection with exercise by the Transferor of its rights of substitution under the SCTA, to substitute (a "POOL B PREPAID CONTRACT SUBSTITUTION") one or more Substitute Contracts for a Predecessor Contract in Pool B if (i) the Predecessor Contract has been prepaid and (ii) the conditions set forth in Section 7.01(d) have been satisfied and the sum of (x) the Discounted Contract Balance of all Substitute Contracts substituted under this
Section 7.01(b)(2) and Section 4.02(b) and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions under this
Section 7.01(b)(2) and Section 4.02(b) do not exceed 10% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date unless the Rating Agencies have issued a confirmation stating that no Ratings Effect will occur with respect to any class of Notes.

         (c) Any substitution pursuant to this Section 7.01 or Section 5.03 shall become effective upon (i) delivery to the Trustee and the Transferor of the Substitute Contract Contribution Form, substantially in the form of Exhibit D hereto, transferring to the Transferor (and the Issuer, as assignee of the Transferor) all right, title and interest of the Contributor or the Servicer in and to the Eligible Contract being substituted and a security interest in the related Equipment subject thereto (except in the case of Fair Market Value Leases where the Contributor or the Servicer, as the case may be, transfers a valid ownership interest to the Transferor in the related Equipment subject thereto and the Issuer, pursuant to the SCTA is granted a security interest in the related Equipment subject thereto) and granting the Trustee a valid and first priority security interest in such Substitute Contracts and the related Equipment subject thereto, (ii) delivery to the Trustee of amendments to, or executed originals of, the UCC financing statements referred to in Section 1.01(c) hereof reflecting the deletion of the Predecessor Contract and the addition of the Substitute Contract, (iii) delivery to the Contributor by the Transferor of an instrument, substantially in the form of Exhibit E hereto, transferring to the Contributor or the Servicer, without representation or warranty, all of the Transferor's right, title and interest in and to the Predecessor Contract, (iv) delivery to the Trustee of the sole original, manually executed counterpart of each Contract that constitutes "chattel paper" or an "instrument" under the UCC and (v) delivery to the Trustee of an amendment to the Contract Schedule, reflecting the deletion of the Predecessor Contract and the addition of the Substitute Contract. Upon delivery of each Substitute Contract and the Substitute Contract Transfer Form therefor, the definition of "Contributed Property" will be automatically amended to include such Substitute Contract and all related property and rights contained in the definition of Contributed Property.

         (d) With respect to a substitution of Contracts in accordance with the provisions of this Section 7 and Section 5.03 hereof, each proposed Substitute Contract must (i) be an Eligible Contract; (ii) satisfy all of the representations and warranties set forth in Section 2.03(a) of this Agreement;
(iii) have a Discounted Contract Balance such that the sum of its Discounted Contract Balance, including any additional cash delivered by the Servicer into the Collection Account in connection therewith, is not less than the Discounted Contract Balance of the Contract(s) being replaced; (iv) not cause the remaining weighted average life of the Contracts (as calculated based upon the Contract Payments which constitute the Discounted Contract Balance of the Contracts) to be materially altered; (v) in accordance with the Servicer's standard credit evaluation policies, be of equal or better credit quality than the Contract being replaced; and (vi) with respect to a substitution of a Contract that was originated by DVI Financial Services, Inc., be a Contract that was originated by DVI Financial Services, Inc. For purposes of determining compliance with clause
(iii) of the preceding sentence, if more than one Substitute Contract is being provided on any date, the Discounted Contract Balance of the Substitute Contracts and the Contracts being replaced shall be determined on an aggregate basis.

         7.02 NOTICE OF SUBSTITUTION. In the Monthly Servicer Report to be delivered on each Determination Date, the Contributor shall give written notice to the Trustee, each Noteholder, the Rating Agencies and the Servicer of each substitution of Contracts pursuant to Section 7.01(a) hereof and of any substitution or repurchase pursuant to Section 5.03 hereof during the preceding Collection Period. Such Monthly Servicer Report or other written notice shall
(i) specify the amount of each periodic Contract Payment under the Predecessor Contract and the amount of each periodic Contract Payment under each Eligible Contract being substituted, (ii) specify the residual values of the Equipment subject to the Predecessor Contract and the Equipment subject to the Eligible Contract being substituted, (iii) specify the Discounted Contract Balance of the Predecessor Contracts, the Discounted Contract Balance of the Substitute Contracts, any Excess Substituted Discounted Contract Balance, and any amounts to be deposited in the Collection Account in connection with such Substitute Contracts and (iv) with respect to a substitution pursuant to Section 7.01(a) hereof, be accompanied by an Officer's Certificate, substantially in the form of Exhibit F hereto, certifying as to compliance with the provisions of Section 7.01(a) hereof.

         7.03 CONTRIBUTOR'S AND SERVICER'S SUBSEQUENT OBLIGATIONS. Upon any substitution of Contracts in accordance with the provisions of this Section 7 or
Section 5.03, the Contributor's and the Servicer's obligations hereunder with respect to the Predecessor Contract shall cease (except for the Servicer's obligation as set forth in Section 4.03 hereof to take such action as is necessary and appropriate to maximize net proceeds to be paid to the Trustee) but the Contributor and the Servicer shall each thereafter have the same obligations with respect to the Substitute Contract substituted as it has with respect to all other Contracts subject to the terms hereof.

         7.04 USAGE OF PREDECESSOR CONTRACTS IN CALCULATIONS. After substitution therefore in accordance with the terms and conditions of the Transaction Documents, no Predecessor Contract or any other Contract repurchased or substituted for in accordance with the Transaction Documents, including the subsequent default, delinquency or breach thereof, shall be included in any calculation or determination made under the Transaction Documents, including, without limitation, the calculation of either any Amortization Event or Indenture Event of Default.

         SECTION 8. THE SERVICER

         8.01 CORPORATE EXISTENCE OF THE SERVICER. The Servicer will keep in full force and effect its existence, rights and franchise as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of any of the Contracts or to permit performance of the Servicer's duties under this Agreement.

         The Servicer shall not merge or consolidate with any other Person unless: (i) the entity, surviving such merger or consolidation is a corporation organized under the laws of the United States or any state thereof, (ii) the surviving entity, if not the Servicer, shall execute and deliver to the Transferor and the Trustee, in form and substance satisfactory to each of them,
(x) an instrument expressly assuming all of the obligations of the Servicer hereunder, and (y) an Officer's Certificate to the effect that such Person is a corporation of the type described in the preceding clause (i), has effectively assumed the obligations of the Servicer hereunder, that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, that all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Transferor, the Issuer and Trustee in the Trust Property, and reciting the details of such filings, or stating that no such action shall be necessary to preserve and protect such interest, (iii) the Servicer shall deliver to the Trustee a letter from each Rating Agency to the effect that such consolidation, merger or succession will not, in and of itself, result in a downgrading of the ratings for the Notes and (iv) immediately after giving effect to such transaction, no Servicer Event of Default, and no event which, after notice or lapse of time, or both, would become a Servicer Event of Default shall have occurred and be continuing.

         8.02 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. (a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall incur any liability, to the Transferor, the Issuer, the Trustee or the holders of the Notes, for any action taken or not taken in good faith pursuant to the terms of this Agreement with respect to any Contract (including any Defaulted Contract) or the Equipment subject thereto; provided, however, that this provision shall not protect the Servicer or any such person against any breach of representations or warranties made by it herein or in any certificate delivered in conjunction with the purchase of the Notes or for any liability that would otherwise be imposed by reason of willful misfeasance or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake, at its expense, any reasonable action that it may deem necessary or desirable in respect of this

Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders under this Agreement.

         (c) The Servicer, and any director or officer or employee or agent of the Servicer, may rely in good faith on the advice of counsel selected by it with due care or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         8.03 SERVICER NOT TO RESIGN OR BE REMOVED. The Servicer shall not resign from the servicing obligations and duties hereby imposed on it except in connection with an assignment permitted by Section 11.02 hereof or upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of independent counsel, in form and substance satisfactory to the Noteholders evidencing more than 50% of the Voting Rights, to such effect delivered to the Trustee.

         Except as provided in Section 10.02 hereof, the Servicer shall not be removed or be replaced as Servicer with respect to any Contract or Equipment; provided, however, that upon the occurrence of any Amortization Event, Noteholders evidencing not less than 66-2/3% of the Voting Rights shall have the right to replace DVI as Servicer with a successor Servicer in accordance with
Section 10.02 hereof.

         No resignation or removal of the Servicer shall in any event (i) become effective until the successor Servicer shall have assumed the Servicer's servicing responsibilities and obligations in accordance with Section 10.02 hereof, or (ii) affect the Contributor's obligations pursuant to this Agreement.

         8.04 FINANCIAL AND BUSINESS INFORMATION. The Servicer will deliver to the Transferor, the Issuer, the Trustee (who shall forward copies to each Noteholder) and the Rating Agencies:

         (a) promptly upon their becoming available, one copy of each report (including the Servicer's (or for so long as DVI Financial Services Inc. is the Servicer, DVI, Inc.'s) annual report to shareholders and reports on Form 8-K, 10-K, and 10-Q), proxy statement, registration statement, prospectus and notices filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies, in each case relating to the Transferor or the Notes;

         (b) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto;

         (c) promptly upon the Servicer's becoming aware of:

          (i) any proposed or pending investigation of it by any governmental authority, or agency, or

          (ii) any court or administrative proceeding which individually or in the aggregate involves the possibility of materially and adversely affecting the properties, business, profits or conditions (financial or otherwise) of the Servicer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits; and

         (d) (i) upon request, the Servicer shall furnish to the Transferor, the Issuer and the Trustee, within ten (10) Business Days, a list of all Contracts (by contract number and name of Obligor), as of the end of the most recent Collection Period, held as part of the Trust Property, together with a reconciliation of such list to the Contract Schedule and (ii) with reasonable promptness, any other data and information which may be reasonably requested from time to time.

         8.05 OFFICER'S CERTIFICATES. With each set of documents delivered pursuant to Section 8.04(a), the Servicer will deliver an Officer's Certificate stating (i) that the officer signing such Certificate have reviewed the relevant terms of this Agreement and have made, or caused to be made under such officer's supervision, a review of the activities of the Servicer during the period covered by the statements then being furnished, (ii) that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto and (iii) that on the basis of such review the officer signing such certificate is of the opinion that during such period the Servicer has serviced the Contracts in compliance with the procedures hereof except as described in such certificate.

         8.06 INSPECTION. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors, and the Noteholders or their duly authorized representative attorneys or auditors copies of the Contract Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal operating hours as the Trustee shall reasonably request which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Nothing in this Section
8.06 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.06. Any expense incident to the exercise by the Trustee or any Noteholder during the continuance of a Servicer Event of Default of any right under this Section 8.06 shall be borne by the Servicer, but any expense due to the exercise of a right by any such Person prior to the occurrence of a Servicer Event of Default shall be borne by such Person.

         8.07 SERVICER RECORDS. On or before the Closing Date, the Servicer will indicate in its records that it is servicing and administering each Contract in its capacity as Servicer hereunder, at the request and for the benefit of the Transferor (and subject to the provisions of the applicable Transaction Documents) and its successors and assigns (including the Issuer and the Trustee).

         8.08 INSURANCE. The Servicer will track, on a quarterly basis, casualty insurance premium payments by Obligors as required by the Contracts, in the same manner in which the Servicer would service contracts and equipment held for its own account.

         8.09 NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR, THE MANAGING MEMBER OR THE ISSUER. The Servicer covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, any of the Transferor, the Managing Member or the Issuer, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 8.09 shall survive the termination of this Agreement.

         8.10 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with coverage appropriate and customary in the industry with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of a prudent institutional servicer. No provision of this Section 8.10 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Any such fidelity bond or insurance policy shall not be cancelled or modified in a materially adverse manner without ten days' prior written notice to the Rating Agencies. Promptly upon receipt of any notice from the surety or the insurer that such fidelity bond or insurance policy has been terminated or materially modified, the Servicer shall notify the Trustee and the Rating Agency of any such termination or modification.

         8.11 ACTIVITIES OF THE MANAGING MEMBER. The Servicer shall notify each of the Rating Agencies of any issuance by DVI Receivables Corp. VIII of debt obligations pursuant to one or more indentures, which debt obligations are collateralized by equipment finance contracts or income, payments or proceeds therefrom. For the avoidance of doubt, the Servicer shall have no obligation to provide any Rating Agency of any such notice in connection with the issuance of any securities by any subsidiary of DVI Receivables Corp. VIII.

         SECTION 9. THE CONTRIBUTOR

         9.01 CORPORATE EXISTENCE OF THE CONTRIBUTOR. The Contributor will keep in full force and effect its existence, rights and franchise as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity, and enforceability of any of the Contracts or to permit performance of the Contributor's duties under this Agreement.

         The Contributor shall not merge or consolidate with any other Person unless (i) the entity surviving such merger or consolidation is a corporation organized under the laws of the United States or any jurisdiction thereof, (ii) the surviving entity, if not the Contributor, shall execute and deliver to the Transferor, the Servicer and the Trustee, in form and substance satisfactory, to each of them, (x) an instrument expressly assuming all of the obligations of the Contributor hereunder, and (y) an Officer's Certificate to the effect that such Person is a corporation of the type described in the preceding clause (i), has effectively assumed the obligations of the Contributor hereunder, that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, and, that all UCC financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Transferor, the Issuer and Trustee in the Trust Property, and reciting the details of such filings, or stating that no such action shall be necessary to preserve and protect such interest, (iii) the Contributor shall deliver to the Trustee a letter from each Rating Agency to the effect that such consolidation, merger or succession will not, in and of itself, result in a downgrading of the ratings for the Notes and (iv) immediately after giving effect to such transaction, no event of default under any Transaction Document, and no event which, after notice or lapse of time, or both, would become an event of default shall have occurred and be continuing.

         9.02 FINANCIAL AND BUSINESS INFORMATION. The Contributor will deliver to the Transferor, the Issuer, the Trustee and the Rating Agencies and, upon request, to each Noteholder:

         (a) promptly upon their becoming available, one copy of each report (including DVI, Inc.'s annual report to shareholders and reports on Form 8-K, 10-K, and 10-Q), proxy statement, registration statement, prospectus and notice filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies;

         (b) promptly upon the Contributor's becoming aware of

          (i) any proposed or pending investigation of it by any governmental authority or agency, or

          (ii) any court or administrative proceedings

which individually or in the aggregate involves or may involve the possibility of materially and adversely affecting the properties, business, profits or conditions (financial or otherwise) of the Contributor, a written notice specifying the nature of such investigation or proceeding and what action the Contributor is taking or proposes to take with respect thereto and evaluating its merits; and

         (c) with reasonable promptness, any other data and information which may be reasonably requested from time to time.

         9.03 INSPECTION. The Contributor shall make available to the Transferor, the Managing Member, the Issuer or the Trustee or their respective duly authorized representatives, attorneys or auditors and the Noteholders or their duly authorized representatives, attorneys or auditors its accounts, records and computer systems regarding any Contract maintained by the Contributor at such times during normal operating hours as the Trustee, the Managing Member, the Issuer or the Transferor shall reasonably instruct which do not unreasonably interfere with the Contributor's normal operations or customer or employee relations. Nothing in this Section 9.03 shall affect the obligation of the Contributor to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Contributor to provide access to information as a result of such obligation shall not constitute a breach of this Section 9.03. Any expense incident to the exercise by the Trustee or any Noteholder during the continuance of a Servicer Event of Default of any fight under this Section 9.03 shall be borne by the Servicer, but any expense due to the exercise of a right by any such Person prior to the occurrence of a Servicer Event of Default shall be borne by such Person.

         9.04 NO BANKRUPTCY PETITION AGAINST THE MANAGING MEMBER, THE TRANSFEROR OR THE ISSUER. The Contributor covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Indenture, institute against, or join any other Person in instituting against, any of the Managing Member, the Transferor or the Issuer, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 9.04 shall survive the termination of this Agreement.

         9.05 ACCOUNTS, BOOKS AND RECORDS.

         (a) The Contributor shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each). Prior to the transfer of the Contracts to the Transferor, the Contributor will clearly mark its books and records and each Contract File (including each Contract) to reflect each sale of a Contract and the Equipment subject thereto to the Transferor, the sale to the Issuer and to show that the Issuer owns the Contracts absolutely. The Contributor or the Transferor, as the case may be, will cause the electronic ledger, the Contract File (including the Contract), with respect to each Contract and the related Contract and the Contract Schedule to be clearly and unambiguously marked to show that such Contract and the related Contract has been contributed by Contributor to the Transferor, resold by the Transferor to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders and the Swap Providers pursuant to the Indenture.

         (b) The Contributor shall maintain its computer systems so that, from and after the time of sale hereunder of the Contracts to the Transferor, the Contributor's master computer records (including archives) that refer to a Contract and the related Contract shall indicate clearly the interest of the Transferor in such Contract and that such Contract has been resold to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders and the Swap Providers. Indication of the Transferor's ownership of a Contract, the resale to the Issuer, and the pledge of such Contract by the Issuer to the Trustee for the benefit of the Noteholders and the Swap Providers shall be deleted from or modified on the Contributor's computer systems when, and only when, the Contract shall have been paid in full or purchased or substituted by the Contributor pursuant to the terms hereof.

         9.06 TAX RETURNS. (a) At all times, so long as any of the Notes or the other obligations secured by the Indenture remain outstanding, the Contributor, the Managing Member and the Transferor shall be members of the same affiliated group within the meaning of Section 1504 of the Code (the "DVI GROUP") and shall join in the filing of a consolidated return for federal income tax purposes.

         (b) The Contributor shall promptly pay and discharge, or cause the payment and discharge of, all federal income taxes (and all other material taxes) when due and payable by

Contributor, the DVI Group, the Managing Member, or the Transferor, except (i) such as may be paid thereafter without penalty or (ii) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. The Contributor shall promptly notify the Transferor, the Trustee, the Swap Providers, the Managing Member and the Noteholders of any material challenge, contest or proceeding pending by or against Contributor, the Managing Member, or the DVI Group before any taxing authority.

         9.07 INSURANCE. The Contributor will at all times maintain general liability and excess liability insurance policies in at least the amount set forth in Section 2.26.

         9.08 PROTECTION OF RIGHT, TITLE AND INTEREST.

         (a) The Contributor shall not change its name, identity, or corporate structure in any manner that would, could, or might make any UCC financing statement or continuation statement filed by the Contributor in accordance with
Section 1.01(c) seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Transferor at least thirty (30) days' prior written notice thereof and shall promptly file appropriate amendments to all previously filed UCC financing statements or continuation statements.

         (b) If at any time the Contributor shall propose to sell, grant a security interest in, or otherwise transfer any interest in contracts to any prospective purchaser, lender, or other transferee, the Contributor shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold to the Transferor and then resold to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders and the Swap Providers.

         (c) The Contributor shall deliver to the Transferor, the Managing Member, the Rating Agencies and the Trustee promptly after the execution and delivery of each amendment hereto, an opinion of counsel either (i) stating that, in the opinion of such counsel, all UCC financing statements and continuation statements necessary to preserve and protect fully the interest of the Transferor, the Issuer and the Trustee in the Trust Property have been filed or, with respect to the Equipment, are required to be filed within thirty (30) days following the Closing Date or the Substitution Date, as applicable, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         9.09 OTHER LIENS OR INTERESTS. Except for the conveyances hereunder, the Contributor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on the Contracts or any other Trust Property, or any interest therein, and the Contributor shall defend the right, title, and interest of the Transferor, the Issuer and the Trustee in, to and under the Contracts and the other Trust Property against all claims of third parties claiming through or under the Contributor; provided, however, that the Contributor's obligations to the Trustee under this Section
9.09 shall terminate upon the repayment in full of the Notes and the expiration of any applicable preference period and, with respect to any Contract, on the date it is paid in full or purchased by the Contributor pursuant to Section 5.03 hereof.

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

         9.10 COSTS AND EXPENSES. The Contributor agrees to pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Indenture.

         SECTION 10. EVENTS OF DEFAULT

         10.01 SERVICER EVENTS OF DEFAULT. The following events and conditions shall constitute Servicer Events of Default hereunder:

          (i) failure on the part of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) to (A) remit any payment to the Trustee within the time period required by Section 4.06 hereof or (B) make any Servicer Advance required by Section 5.01 hereof;

          (ii) failure to pay to the Trustee on or before the date when due in accordance with the terms hereof, any deposit required to be made by the Servicer pursuant to Section 4.02 hereof;

          (iii) failure on the part of either the Servicer (or for so long as the Contributor is the Servicer, the Transferor) duly to observe or perform in any material respect any other of their respective covenants or agreements in this Agreement (including without limitation, failure of the Servicer to deliver a Monthly Servicer Report on the date required pursuant to Section 6.01 or the delivery of a Monthly Servicer Report which is materially incorrect) which failure materially and adversely affects the rights of the Noteholders and continues unremedied for a period of 30 days after the Servicer becomes aware of such failure or the giving of written notice of such failure (A) to the Servicer (or the Transferor, if applicable) by the Trustee or (B) to the Servicer (or the Transferor, if applicable) and the Trustee by Noteholders evidencing not less than 66-2/3% of the Voting Rights, taken together;

          (iv) if any representation or warranty of the Servicer made in this Agreement or in any certificate or other writing delivered pursuant hereto or the Transaction Documents or made by any successor Servicer in connection with such successor Servicer's assumption of the duties of the Servicer shall prove to be incorrect in any material respect as of the time when the same shall have been made;

          (v) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Servicer (or for so long as the Contributor is the Servicer, the Transferor) bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) or of any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of either, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

          (vi) the commencement by the Servicer (or for so long as the Contributor is the Servicer, the Transferor) of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either, or the filing by either of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer (or for so long as the Contributor is the Servicer, the Transferor) or of any substantial part of the property of either, or the making by either of an assignment for the benefit of creditors, or the failure by the Servicer (or for so long as the Contributor is the Servicer, the Transferor) to pay its debts generally as they become due, or the taking of corporate action by the Servicer (or for so long as the Contributor is the Servicer, the Transferor) in furtherance of any such action;

          (vii) any assignment by the Servicer, or any attempt by the Servicer to assign its duties or rights hereunder, except as specifically permitted hereunder;

          (viii) (A) the failure of the Servicer to make one or more payments with respect to aggregate recourse indebtedness for borrowed money exceeding $5,000,000 or (B) the occurrence of any other event or the existence of any other condition, the effect of which event or condition is to cause more than $5,000,000 of aggregate recourse indebtedness for borrowed money of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment, so long as such failure, event or condition specified in either clause (A) or
     (B) shall be continuing and shall not have been waived by the Person or Persons entitled to performance;

          (ix) the rendering against the Servicer of a final judgment, decree or order (all possible appeals having been exhausted) for the payment of money in excess of $5,000,000 which is uninsured, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

          (x) the occurrence of an Amortization Event (so long as the Contributor is the Servicer).

         10.02 TERMINATION. If a Servicer Event of Default shall have occurred and be continuing, the Trustee shall, upon the request of Noteholders evidencing more than 66-2/3% of the Voting Rights, give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer (but none of the Contributor's obligations hereunder, which shall survive any such termination) under this Agreement. On the receipt by the Servicer of such written notice, all rights and obligations of the Servicer under this Agreement, including without limitation the Servicer's right hereunder to receive Servicing Fees accruing subsequent to such termination date, but none of the Contributor's obligations hereunder, shall cease and the same shall pass to and be vested in, and assumed by, the Trustee pursuant to and under this Agreement and the Indenture subject to the provisions of Section 10.03; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and assignment of any Contract and the related Contract and Equipment or such passing, vesting or assumption or to cause Obligors to remit all future Contract Payments and other amounts due under any Contract to such account as shall be specified by the Trustee. The Servicer may be removed only pursuant to a Servicer Event of Default.

         10.03 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         (a) On and after the time the Servicer receives a notice of termination pursuant to Section 10.02 hereof, the Trustee (subject to subsection (b) hereof) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement of the Contracts and, to such extent, shall be subject to all the responsibilities, duties and liabilities (other than the duty to advance funds and to indemnify) relating thereto placed on the Servicer by the terms and provisions hereof (but not the obligations of the Contributor contained herein which shall survive any such termination as above provided) and shall be entitled to receive from the Transferor the Servicing Fee and other servicing compensation provided for in Section 4.04 hereof; provided that the Trustee shall in no way be responsible or liable for any action or actions of the Servicer before the time the Servicer receives such a notice of termination.

         (b) The Trustee may, if it is unwilling or unable to act as the successor Servicer, give notice of such fact to the Swap Providers and each Noteholder and (i) appoint a successor Servicer with a net worth of at least $15,000,000 and reasonably acceptable to Noteholders evidencing more than 50% of the Voting Rights and whose regular business includes the servicing of receivables arising from equipment similar to the Equipment, as the successor Servicer hereunder to assume all of the rights and obligations of the Servicer hereunder, including, without limitation, the Servicer's right (but not the obligations of the Contributor contained herein) hereunder to receive the Servicing Fee (provided that, notwithstanding any other provision to the contrary contained in any Transaction Document, no increase in the Servicer Fee due to any successor Servicer shall be made without the consent of the Noteholders that hold, as of the date of determination, more than 50% of the then-Outstanding Note Balance of each class of Notes then Outstanding) or, (ii) if no such institution is so appointed, petition a court of competent jurisdiction to appoint an institution meeting such criteria as the Servicer hereunder. Pending appointment of a successor Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee shall cause such successor Servicer to enter into a servicing agreement substantially in the form of this Agreement except that such agreement shall not include any of the Contributor's representations, warranties or obligations and the Trustee may make arrangements for the compensation of such successor Servicer out of payments on

Contracts and the related Contracts as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that provided in Section 4.04 hereof. Neither the Trustee nor a Successor Servicer shall be deemed to be in default hereunder by reason of its failure to make, or its delay in making, any distribution hereunder or any portion thereof which failure or delay was caused by (i) the failure of the prior Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the prior Servicer.

         10.04 SERVICER TO COOPERATE. The Servicer hereby agrees to cooperate with the successor Servicer appointed in accordance with Section 10.02 or 10.03 hereof, as applicable, in effecting the termination and transfer of the responsibilities and rights of the Servicer hereunder to the successor Servicer, including, without limitation, the execution and delivery of assignments of UCC financing statements, and the transfer to the successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer or thereafter received with respect to the Contracts and the related Contracts. The Servicer hereby agrees to transfer to any successor Servicer its electronic records and all other records, correspondence and documents relating to the Contracts and the related Contracts in the manner and at such times as the successor Servicer shall reasonably request. The Servicer hereby designates the successor Servicer its agent and attorney-in-fact to execute transfers of UCC financing statements (including any and all UCC financing statements naming an individual Obligor as debtor and the Contributor as secured party) and any other filings or instruments which may be necessary or advisable to effect such transfer of the Servicer's responsibilities and rights hereunder. Upon any such termination or appointment of a successor Servicer, the Trustee shall give prompt written notice thereof to the Swap Providers and each Noteholder in the manner provided in the Indenture.

         10.05 REMEDIES NOT EXCLUSIVE. Nothing in the preceding provisions of this Section 10 shall be interpreted as limiting or restricting any rights or remedies which the Transferor, the Issuer, the Trustee, the Noteholders or any other Person would otherwise have at law or in equity on account of the breach or violation of any provision of this Agreement by the Servicer, including without limitation the right to recover full and complete damages on account thereof to the extent not inconsistent with Section 8.02 hereof.

         10.06 WAIVER OF PAST DEFAULTS. Holders of Notes evidencing more than 50% of the Voting Rights may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         SECTION 11. ASSIGNMENT

         11.01 ASSIGNMENT TO TRUSTEE. It is understood that this Agreement and all rights of the Transferor hereunder and with respect to the Contributed Property will be assigned by the Transferor to the Issuer, and then assigned by the Issuer to the Trustee, for the benefit of the Trustee and the Noteholders and the Swap Providers, and may be subsequently assigned by the Trustee to any successor Trustee. Each of the Contributor and the Servicer hereby expressly agrees to each such assignment and agrees that all of its duties, covenants, obligations, indemnities, representations and warranties hereunder, and all of the rights and remedies of the Transferor hereunder, shall be for the benefit of, and may be enforced directly by, the Issuer, the Trustee, the Swap Providers, the Noteholders and any successor to or assignee of any thereof.

         11.02 ASSIGNMENT BY CONTRIBUTOR OR SERVICER. None of the respective rights or obligations of the Contributor and the Servicer hereunder may be assigned without the prior written consent of the Transferor and the Trustee (acting upon the instructions of the Swap Providers and Noteholders evidencing not less than 66-2/3% of the Voting Rights); provided that nothing herein shall preclude the Servicer from performing its duties hereunder through the use of agents to the extent that such use is consistent with the Servicer's business practices in dealing with similar contracts and equipment for its own account, and provided, further, that the use of an agent shall not relieve the Servicer from any of its obligations hereunder.

         SECTION 12. NATURE OF CONTRIBUTOR'S OBLIGATIONS AND SECURITY THEREFOR

         12.01 CONTRIBUTOR'S OBLIGATIONS ABSOLUTE. The obligations of the Contributor hereunder, and the rights of the Issuer and the Trustee, as assignee of the Transferor, in and to all amounts payable by the Contributor hereunder, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment whatsoever including, without limitation, abatements, reductions, setoffs, defenses, counterclaims or recoupments due or alleged to be due to, or by reason of, any past, present or future claims which the Contributor may have against the Servicer, the Issuer, the Managing Member, the Transferor, DVI Funding Corporation, DVI Funding, L.L.C., DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., the Trustee, any holder of the Notes or any other Person for any reason whatsoever; nor, except as otherwise expressly provided herein, shall this Agreement terminate, or the respective obligations of the Transferor, the Contributor or the Servicer be otherwise affected, by reason of any defect in any Contract or in any unit of Equipment or in the respective rights and interests of the Transferor, the Issuer, the Contributor and the Trustee in any thereof, or by reason of any liens, encumbrances, security interests or rights of others with respect to any Contract or any unit of Equipment, or any failure by the Transferor, or the Servicer to perform any of its obligations herein contained, or by reason of any other indebtedness or liability, howsoever and whenever arising, of DVI Funding Corporation, DVI Funding, L.L.C., DVI Receivables Corp. XV, DVI Receivables XV, L.L.C., the Transferor, the Issuer, the Managing Member, the Servicer, the Trustee or any holder of the Notes to the Contributor or any other Person or by reason of any insolvency, bankruptcy, or similar proceedings by or against the Contributor, the Servicer, the Transferor, the Issuer, the Trustee or any other Person or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that all obligations of the Contributor hereunder and all amounts payable by the Contributor hereunder shall continue to be due and payable in all events and in the manner and at the times herein provided unless and until the obligation to perform or pay the same shall be terminated or limited pursuant to the express provisions of this Agreement; provided that nothing in this Section 12.01 shall be interpreted as precluding the Contributor from pursuing independently any claim it may have against DVI Funding Corporation, DVI Funding, L.L.C., DVI Receivables Corp. XV, DVI Receivables XV, L.L.C. the Transferor, the Servicer, the Issuer, the Managing Member, any holder of the Notes or any other Person; provided, further, that any claims of the Contributor against the Transferor shall be subordinate in right of payment to amounts due and owing to the Trustee under the Indenture and any amounts received by the Contributor on such claims shall be held in trust by the Contributor for the Trustee and turned over to the Trustee until such time as all amounts due the Trustee under the Transaction Document are fully paid.

         12.02 POWER OF ATTORNEY. Each of the Contributor and Servicer hereby grants to each of the Transferor and the Trustee the power as its attorney-in-fact (i) to file UCC financing statements in the appropriate offices evidencing the conveyance of the Contracts and other Contributed Property to the Transferor and (ii) in the event an event of default exists under any Transaction Document, to do any and all other acts as may be necessary or appropriate to effect the transaction contemplated herein. The Contributor will execute any document or instrument deemed necessary by the Transferor or the Trustee to effect or to evidence this power of attorney. All costs associated with such filings or instructions shall be paid by the Contributor.

         SECTION 13. MISCELLANEOUS PROVISIONS

         13.01 SALE. The Contributor agrees to treat the conveyances to the Transferor of the Contributor's interest in the Contracts and Equipment pursuant to the terms of this Agreement for all purposes other than taxes measured by income (including, without limitation, financial accounting purposes of the Contributor on a stand alone basis) as a sale of the Contributor's interest in the Contracts and Equipment on all relevant books, records, financial statements and other applicable documents. The execution and delivery of this Agreement shall constitute an acknowledgment by the Contributor and the Transferor that each intends that the assignment and transfer herein contemplated constitutes an outright sale and assignment to the Transferor by the Contributor of its interest in the Contracts and the other Contributed Property, and not for security, conveying good title in such interests free and clear of any liens, and that such interest shall not be a part of the Contributor's estate in the event of the bankruptcy or the occurrence of another similar event, of, or with respect to, the Contributor. In the event that such conveyance is determined to be made as security for a loan made by the Transferor, the Issuer, the Trust or the Noteholders to the Contributor, the parties intend that the Contributor shall have granted to the Transferor, and its successors and assigns, a security interest in the Contracts and other Contributed Property and that this Agreement shall constitute a security agreement under applicable law.

         The conveyance to the Transferor shall be treated as a sale to the extent of cash remitted to the Contributor and shall be treated as an additional contribution to the capital of the Transferor to the extent of the excess of the Discounted Contract Balances of the Contracts conveyed over the amount of such cash.

         13.02 AMENDMENT. This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such actions shall not adversely affect in any respect the interests of any Noteholder or the Swap Providers.

         This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Notes evidencing more than 50% of the Voting Rights (and with prior written notice to the Rating Agencies) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Notes; provided, however, that such amendment may not, without the consent of the Swap Providers and all of the Noteholders (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Contracts or distributions that are required to be made for the benefit of the Swap Providers and such Noteholders, (ii) reduce the aforesaid percentage of the Voting Rights which are required to consent to any such amendment, or (iii) modify this Section 13.02. The Servicer shall deliver copies of any amendment to this Agreement to each of the Rating Agencies, the Swap Providers and each Noteholder.

         13.03 WAIVERS. No failure or delay on the part of the Transferor, the Issuer or the Trustee in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         13.04 NOTICES. All communications and notices pursuant hereto to any party shall be in writing or by telegraph, telex or telecopy and addressed or delivered to it at its address (or in case of telex or telecopy, at its telex or telecopy number at such address) as follows or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex or telecopy:

                           (a) in the case of the Contributor or Servicer:

                                    2500 York Road
                                    Jamison, Pennsylvania 18929
                                    Attention: Securitization Manager
                                    Telephone: (215) 488-5000
                                    Telecopier: (215) 488-5416

                           (b) in the case of the Transferor:

                                    2500 York Road
                                    Jamison, Pennsylvania 18929
                                    Attention: Securitization Manager
                                    Telephone: (215) 488-5000
                                    Telecopier: (215) 488-5416

                           (c) in the case of the Managing Member:

                                    2500 York Road
                                    Jamison, Pennsylvania 18929
                                    Attention: Securitization Manager
                                    Telephone: (215) 488-5000
                                    Telecopier: (215) 488-5416

                           (d) in the case of the Trustee:

                                    181 Fifth Street
                                    St. Paul, Minnesota 55101
                                    Attention: Structured Finance
                                    Telephone: (651) 244-0727
                                    Telecopier: (651) 244-0089

                           (e) in the case of the Rating Agencies:

                                    Fitch, Inc.
                                    55 East Monroe Street
                                    Chicago, IL 60603
                                    Attention: Asset-Backed Monitoring
                                               (Equipment Leases)
                                    Telephone: (312) 368-3100
                                    Telecopier: (312) 368-2069

                                    Moody's Investors Service, Inc.
                                    99 Church Street, 4th Floor
                                    New York, NY 10007
                                    Attention: ABS Monitoring Department
                                    Telephone: (212) 553-0300
                                    Telecopier: (212) 298-7139
                                    E-Mail: ServicerReports@moodys.com

                                    Standard & Poor's Ratings Services,
                                    55 Water Street, 41st Floor
                                    New York, NY 10041-0003
                                    Telephone: (212) 438-2588
                                    Telecopier: (212) 438-2664
                                    Attention: Structured Finance ABS
                                               Surveillance

                           (f) in the case of the Swap Provider:

                                    Bank of America, N.A.
                                    Sears Tower
                                    233 South Wacker Driver, Suite 2800
                                    Chicago, IL 60606
                                    Attention:  Swap Operations
                                    Telephone: (312) 234-2787
                                    Facsimile: (312) 453-2787
                    e-mail: abs-derivatives@bankofamerica.com

                                    with a copy to:

                                    Bank of America, N.A.
                                    100 N. Tryon St., NC1-007-13-01
                                    Charlotte, North Carolina 28255

                                    Attention:  Capital Markets Documentation
                                    Telephone: (704) 386-0862
                                    Facsimile:  (704) 386-4113

         13.05 COSTS AND EXPENSES. The Contributor will pay all reasonable expenses incident to the performance of its obligations under this Agreement and any other Transaction Document and the Contributor agrees to pay all reasonable out-of-pocket costs and expenses of the Transferor, including fees and expenses of counsel, in connection with the enforcement of any obligation of the Contributor hereunder.

         13.06 THIRD PARTY BENEFICIARIES. The Issuer, the Trustee, the Swap Providers and the Noteholders are express third party beneficiaries to this Agreement.

         13.07 SURVIVAL OF REPRESENTATIONS. The respective agreements, representations, warranties and other statements by the Contributor and the Transferor set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing Date.

         13.08 CONFIDENTIAL INFORMATION. The Transferor agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Transferor's rights hereunder, under the Contracts, under the applicable Transaction Documents or as required by law.

         13.09 HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

         13.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         13.11 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. Each of the parties hereto agrees that the final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each of the parties hereto and may be enforced by the courts of New York (or any other courts to the jurisdiction of which it is subject) by a suit upon such judgment; provided that service of process is effected upon it as permitted by law; provided however, that each of the parties hereto does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.

         13.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         13.13 STATUTORY REFERENCES. References in this Agreement to any section of the UCC shall mean, on or after the effective date of adoption of any revision to the UCC in the applicable jurisdiction, such revised or successor section thereto.



                            [SIGNATURE PAGE FOLLOWS]

                                            CONTRIBUTION AND SERVICING AGREEMENT
                                                         DATED AS OF MAY 1, 2003


                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                             DVI FINANCIAL SERVICES INC.


                                             By: /s/ Steven R. Garfinkel
                                                 ---------------------------
                                             Name:   Steven R. Garfinkel
                                             Title:  EVP and CFO



                                             DVI RECEIVABLES CORP. XIX


                                             By: /s/ Steven R. Garfinkel
                                                 ---------------------------
                                             Name:   Steven R. Garfinkel
                                             Title:  EVP and CFO

                                    EXHIBIT A

                                CONTRACT SCHEDULE
                                -----------------

                        See Schedule 1 to the Indenture.

                                    EXHIBIT B

                             MONTHLY SERVICER REPORT
                             -----------------------

                                  SEE ATTACHED

                                    EXHIBIT C

                                    RESERVED
                                    --------

                                    EXHIBIT D

                        SUBSTITUTE CONTRACT TRANSFER FORM
                        ---------------------------------

         DVI Financial Services Inc. (the "CONTRIBUTOR") and DVI RECEIVABLES CORP. XIX (the "TRANSFEROR"), pursuant to the Contribution and Servicing Agreement, dated as of May 1, 2003 (the "CONTRIBUTION AND SERVICING AGREEMENT"), hereby confirm their understanding with respect to the contribution by the Contributor to the Transferor of those substitute Contracts listed on the
Schedule 1 attached hereto (the "SUBSTITUTE CONTRACTS"), together with a security interest in all of the Contributor's right, title and interest in and to the related Equipment and other related property described herein.

         CONVEYANCE OF SUBSTITUTE CONTRACTS. The Contributor hereby makes a capital contribution to the Transferor of all of Contributor's rights, title and interest in, to, and under (i) the Substitute Contracts listed on Schedule 1 hereto including, without limitation, its interests in the proceeds of such Substitute Contracts, the right to receive all amounts due or to become due thereunder after ____________ (the "CUT-OFF Date"), but excluding the Contributor's Retained Interest, if any, (ii) the Contract Files relating to such Contracts, (iii) a security interest in the Equipment subject to such Substitute Contracts, (iv) any remarketing agreement to the extent specifically relating to a Substitute Contract, and all guarantees, cash deposits or credit support (other than any accounts receivable of the related Obligor) supporting or securing payment of any arrangements with the vendor, dealer or manufacturer of the Equipment to the extent specifically relating to any Substitute Contract,
(v) any insurance carried by any Obligor under any Substitute Contract (or the related Equipment) and (vi) all income, payments and proceeds of the foregoing.

         The Contributor hereby confirms that:

         (1) On or prior to ________________ (the "SUBSTITUTION DATE"), the Contributor shall have deposited in the Collection Account all collections in respect of the Substitute Contracts that were due on or after the related Cut-Off Date;

         (2) As of the Substitution Date, the Contributor was not insolvent nor will it be made insolvent by such transfer nor is any of them aware of any pending insolvency;

         (3) Each Substitute Contract is an Eligible Contract;

         (4) On or prior to the Substitution Date, the Contributor shall have delivered to the Trustee the sole original, manually executed counterpart of each Substitute Contract that constitutes "chattel paper" or an "instrument", as such terms are defined in the UCC;

         (5) The sum of the Discounted Contract Balances as of the Cut-Off Date of the Substitute Contracts listed on Schedule 1 attached hereto is $____________;

         (6) When the Substitute Contracts are added to the Trust Property, all representations and warranties will be true and correct as of the Substitution Date unless any breach of such representations and warranties resulting from the inclusion of such Substitute Contract shall have been waived in advance by Noteholders evidencing more than 50% of the Voting Rights;

         (7) The Contributor has delivered to the Trustee evidence of all UCC filings necessary to give the Trustee a perfected first priority security interest in the Substitute Contract and the related Equipment (other than Equipment for which the Original Equipment Cost is less than $25,000);

         (8) Such Substitute Contract(s) shall be added to, and constitute a part of, [Pool A] [Pool B]; and

         (9) Such Substitute Contract(s) is/are being substituted pursuant to [Section 5.03 of the Agreement] [Section 7.01(a)(1) of the Agreement] [Section 7.01(a)(2) of the Agreement] [Section 7.01(b)(1) of the Agreement] [Section 7.01(b)(2) of the Agreement].

         All terms and conditions of the Contribution and Servicing Agreement and the other Transaction Documents with respect to the Contributor and the Substitute Contracts have been complied with and are hereby ratified, confirmed and incorporated herein; provided that in the event of any conflict, the provisions of this Substitute Contract Transfer Form shall control over the conflicting provisions of the Contribution and Servicing Agreement.

         Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Contribution and Servicing Agreement.


                                              DVI FINANCIAL SERVICES INC.


                                              By:
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                     ------------------------



                                              DVI RECEIVABLES CORP. XIX


                                              By:
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                     ------------------------

                                    EXHIBIT E

                 FORM OF RE-ASSIGNMENT BY TRANSFEROR PURSUANT TO
     SECTION 5.03(B) OR 7.01(C) OF THE CONTRIBUTION AND SERVICING AGREEMENT

         DVI RECEIVABLES CORP. XIX (the "TRANSFEROR") pursuant to the Contribution and Servicing Agreement, dated as of May 1, 2003, between the Transferor and DVI Financial Services Inc. (the "CONTRIBUTOR") does hereby sell, transfer, assign, deliver and otherwise convey to Contributor, without recourse, representation or warranty, all of the Transferor's right, title and interest in and to all of the Predecessor Contracts listed on Schedule A hereto and all security and documents relating thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of __________.


                                              DVI RECEIVABLES CORP. XIX


                                              By:
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                     ------------------------

                                    EXHIBIT F

               FORM OF OFFICER'S CERTIFICATE PURSUANT TO SECTION 7

         The undersigned certifies that the undersigned is a duly authorized officer of DVI Financial Services Inc. (the "CONTRIBUTOR"), and that, as such the undersigned is authorized to execute and deliver this certificate on behalf of the Contributor, and further certifies pursuant to Section 7.02 of the Contribution and Servicing Agreement (the "AGREEMENT") dated as of May 1, 2003, between the Contributor and DVI RECEIVABLES CORP. XIX (the "TRANSFEROR"), that to his or her knowledge, the Contributor's contribution to the Transferor of those Substitute Contracts listed in Schedule 1 attached hereto, together with all of the Contributor's right, title and interest in and to the related Contracts and the related Contributed Property, is in compliance with Section 7 of the Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Date:

                                              DVI FINANCIAL SERVICES INC.


                                              By:
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                     ------------------------

                                    EXHIBIT G

                               FORMS OF CONTRACTS
                               ------------------

         Copies are on file at the offices of U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee, and are available upon request.

                                    EXHIBIT H

                             UNDERWRITING GUIDELINES
                             -----------------------

         Copies are on file at the offices of U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee, and are available upon request.

                                   APPENDIX I

                 See copy of Appendix I following the Indenture